Exhibit 2.8

QIAGEN N.V.
as Issuer

and
DEUTSCHE BANK AKTIENGESELLSCHAFT
as Principal Paying Agent, Principal Conversion Agent and Issuing Agent

and
CONV-EX ADVISORS LIMITED
as Calculation Agent

AGENCY AGREEMENT
relating to the
USD 500 million Convertible Bonds due 2031 ISIN DE000A3L06J9 convertible into ordinary registered shares of QIAGEN N.V.

THIS AGENCY AGREEMENT (the "Agreement") is made on 4 September, 2024 between:
(1)QIAGEN N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Venlo, The Netherlands, and having its registered office at Hulsterweg 82, 5912 PL Venlo, The Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 12036979 (the "Issuer");
(2)DEUTSCHE BANK AKTIENGESELLSCHAFT, Taunusanlage 12, 60325 Frankfurt am Main, Federal Republic of Germany (in its capacity as paying agent, the "Principal Paying Agent", or, in its capacity as issuing agent, the "Issuing Agent" or, in its capacity as principal conversion agent, the "Principal Conversion Agent"); and
(3)CONV-EX ADVISORS LIMITED, 30 Crown Place, London EC2A 4EB, United Kingdom ("Conv-Ex Advisors", or in its capacity as calculation agent the "Calculation Agent" and, together with the Principal Paying Agent, the Issuing Agent and the Principal Conversion Agent, the "Agents");
(for the purposes of this Agreement, the parties under (1) through (3) above are also referred to as a "Party" and collectively as the "Parties").
Recitals:
(A)The Issuer intends to issue convertible bonds with an aggregate principal amount of USD 500 million due 2031, ISIN DE000A3L06J9 (the "Bonds"). Each Bond will be issued in a principal amount of USD 200,000 and with conversion rights for ordinary registered shares of the Issuer. The Bonds will be offered without being registered under the United States Securities Act of 1933, as amended, in reliance on Regulation S.
(B)The Bonds will, subject to and in accordance with the terms and conditions of the Bonds (the “Terms and Conditions”), be convertible by the bondholders into new or existing fully paid ordinary registered shares (ISIN: NL0012169213) of the Issuer to be issued or delivered, as applicable, upon conversion of the Bonds (the "Settlement Shares").
(C)The Bonds will be issued and purchased as set out in the subscription agreement between the Issuer and the bookrunners, dated 3 September, 2024 (the "Subscription Agreement").
(D)The Parties wish to enter into this Agreement according to the terms set out herein.
IT IS AGREED as follows:

1Definitions and Interpretation
Capitalised terms used herein and not otherwise defined in this Agreement shall have the same meanings as in the Terms and Conditions. The Terms and Conditions are set out in Annex A and any reference to a particularly numbered Condition (§) will be to that Condition (§) appearing in the Terms and Conditions.
In this Agreement:
"Affiliate" means, in relation to an entity, another entity directly or indirectly controlled by that entity, another entity directly or indirectly controlling that entity, or another entity under common control with that entity.

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"Business Day" means a day (other than a Saturday or Sunday) on which (i) commercial banks and foreign exchange markets in New York and Frankfurt am Main are open for business and (ii) the Clearing System settles payments.
"Subsidiary” means a consolidated subsidiary of the Issuer.

2Appointments
2.1The Issuer hereby appoints Deutsche Bank Aktiengesellschaft as Principal Paying Agent, Issuing Agent and Principal Conversion Agent in accordance with the Terms and Conditions, and Deutsche Bank Aktiengesellschaft accepts its appointments hereunder.
2.2The Issuer hereby appoints Conv-Ex Advisors as Calculation Agent pursuant to this Agreement to perform those calculations, adjustments or determinations as may be expressly provided by it in, and in accordance with the Terms and Conditions, and Conv-Ex Advisors accepts its appointments hereunder.
2.3In acting hereunder and in connection with the Bonds, the Agents shall act solely as agents of the Issuer and will not thereby assume any obligations towards, or relationship of agency or trust for, any of the Bondholders. The Agents shall have no implied duties other than as provided for in the Terms and Conditions and in this Agreement.
2.4The obligations of each of the Agents shall be several and not joint.

3The Bonds, Shares and Issuing Agency
3.1The Bonds will be represented by a global bond (the "Global Bond") in bearer form. The Global Bond shall be substantially in the form as set out in Annex B of this Agreement. The Global Bond shall be manually signed by one or more authorised representatives of the Issuer and manually authenticated by or on behalf of the Principal Paying Agent. The Issuer hereby authorises the Principal Paying Agent to authenticate the Global Bond. The Issuer shall deliver to the Principal Paying Agent the duly executed Global Bond no later than 2:00
p.m. CET three Business Days before 10 September 2024 or such later date as agreed between the Issuer and the Joint Bookrunners and notified to the Principal Paying Agent (the "Closing Date"). The Global Bond shall be deposited with Clearstream Banking AG (Clearstream Frankfurt) by the Principal Paying Agent on behalf of the Issuer no later than 2:00 p.m. CET two Business Days before the Closing Date. Definitive certificates representing individual Bonds will not be issued. The Terms and Conditions of the Bonds will be attached to the Global Bond.
3.2Issuing Agency and Settlement
3.2.1The Issuing Agent will:
(i)provide the Issuer with its account details required for settlement versus payment not later than three Business Days prior to the Closing Date;
(ii)provide all relevant settlement instructions to the Clearing System on the Closing Date, in accordance with versus-payment settlement instructions received from the Issuer;
(iii)promptly notify the Issuer of any mismatches during the settlement process;
(iv)use its reasonable endeavours to ensure that versus-payment settlement is properly and successfully completed; and

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(v)maintain records of all documents received by it in connection with its duties hereunder and making such records available for inspection at all reasonable times by the Issuer.
3.2.2The Issuer will:
(i)provide (by email or facsimile), no later than three Business Days prior to the Closing Date, the Issuing Agent with a versus-payment settlement instruction;
(ii)specify and notify the Issuing Agent in writing (by email or by facsimile) of the Closing Date and the relevant issue amount of the Bonds;
(iii)procure that Deutsche Bank Aktiengesellschaft (the "Settlement Lead Manager") inputs or procures that its custodian inputs the relevant versus- payment settlement instructions prior to the Closing Date; and
(iv)use its reasonable endeavours to ensure that a versus-payment settlement is properly and successfully completed by the Settlement Lead Manager.
3.3Subject to the procedures set out in the Terms and Conditions, for the purposes of this Clause 3 the Principal Paying Agent and the Settlement Agent are entitled to treat a telephone or email or facsimile communication (including documents bearing electronic signatures) from a person purporting to be (and who the relevant Agent believes in good faith to be) the authorised representative of the Issuer named in the list referred to in, or notified pursuant to, Clause 10.10 as sufficient instructions and authority of the Issuer for the relevant Agent to act in accordance with this Clause 3.

4Paying Agency
4.1The Principal Paying Agent shall perform such duties as are set out in this Agreement and in the Terms and Conditions. No obligations or duties of the Principal Paying Agent which are not expressly stated herein or in the Terms and Conditions shall be implied.
4.2The Paying Agent may, in connection with its services hereunder:
4.2.1except as ordered by a court of competent jurisdiction or as required by law, treat the bearer of any Bond as the owner thereof and make payments thereon accordingly;
4.2.2assume that the terms of the Global Bond as issued are correct; and
4.2.3refer any question relating to the ownership of any Bond or the adequacy or sufficiency of any evidence supplied in connection with the replacement of any Bond to the Issuer for determination by the Issuer and rely upon any determination so made.
4.3The Principal Paying Agent shall specify in a written notice (via facsimile or e-mail) to the Issuer to be sent not later than one week prior to the relevant payment date the amount required to be paid on the relevant payment date, provided that failure to do so will not release the Issuer from its obligations to the Bondholders. The Issuer shall at the latest by 3:00 p.m. CET on the relevant payment date pay the necessary amount in same day funds for the payment of interest and principal falling due on the relevant payment date into a USD account maintained free of charge at such bank as the Principal Paying Agent may from time

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to time by notice to the Issuer specify for such purpose. All sums payable to the Principal Paying Agent shall be paid in USD.
4.4The Issuer shall on or before 10:00 a.m. CET on the third Business Day prior to each payment date in respect of the Bonds procure that the bank through which such payment is to be made will send to the Principal Paying Agent by fax, e-mail or SWIFT confirmation that it has received from the Issuer an irrevocable instruction to make the relevant payment.
4.5Subject to the payments set out in Clause 4.3 having been duly made, the Principal Paying Agent shall pay or cause to be paid on behalf of the Issuer on the relevant payment date the amounts due to be paid in respect to the Bonds on such payment date in accordance with the Terms and Conditions. If for any reason the Principal Paying Agent does not by the date specified in Clause 4.3 above receive unconditionally the full amount payable on such payment date, the Principal Paying Agent shall notify the Issuer in accordance with Clause 12 by facsimile. Failure of the Principal Paying Agent to notify the Issuer about non- receipt of such payable amounts does not discharge the Issuer from paying amounts due. In this case, the Principal Paying Agent shall not be bound to pay any relevant claim in respect of the Bonds until it has received or there has been made available to its order the full amount of the moneys then due and payable in respect of all outstanding Bonds. If the Principal Paying Agent in its discretion makes any payment under the Bonds prior to its unconditional receipt of the full amount then due and payable in respect of all outstanding Bonds, the Issuer shall promptly pay such amount to the Principal Paying Agent and shall compensate the Principal Paying Agent for its costs of funding such amount paid by the Principal Paying Agent.
4.6The Principal Paying Agent shall be entitled to deal with money paid to it by the Issuer for the purpose of this Agreement in the same manner as with other money paid to a banker by its customers and shall not be liable to the Issuer for any interest thereon. No money held by the Principal Paying Agent needs to be segregated except as required by law.
4.7The Principal Paying Agent undertakes to forward on the relevant payment date any funds received from the Issuer to Clearstream Frankfurt for credit to the relevant account holders in Clearstream Frankfurt, in each case in accordance with the Terms and Conditions and this Agreement.
4.8The Principal Paying Agent shall not be obliged to inquire as to the entitlement of any Bondholder.
4.9The Principal Paying Agent shall not exercise any right of set-off or lien or similar claim over money paid to it or by it under this Agreement.
4.10Subject to Clause 4.11, the Issuer agrees to pay stamp duty and any similar taxes payable in connection with this Agreement.
4.11All payments by the Issuer under this Clause 4 shall be made without deduction or withholding of any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by way of deduction or withholding at source by, in or on behalf of the Federal Republic of Germany, The Netherlands or by or on behalf of any political subdivision or authority thereof or therein having power to tax, unless such deduction or withholding is required by law. The Issuer shall not be required to make any additional payments to the Bondholders in respect of such deduction or withholding required by law. No obligation shall arise on any Agent to gross up any amounts if any such withholding or deduction occurs. If the Issuer is, in respect of any payment, compelled to withhold or deduct

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any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Terms and Conditions, it shall give notice of that fact to each Agent promptly upon becoming aware of the requirement to make the withholding or deduction and shall give to each Agent such information as it may require to enable it to comply with the requirement.
4.12The Principal Paying Agent shall maintain a record of the Global Bond and of the payment, redemption, conversion and cancellation of the Bonds represented thereby. The Principal Paying Agent shall make such records available for inspection at all reasonable times by the Issuer.

5Early Redemption of the Bonds
5.1If the Issuer intends to redeem the Bonds pursuant to § 5(b) or § 5(c) of the Terms and Conditions, it shall give notice in writing to the Principal Paying Agent at least five Business Days' time before the latest date for the publication of the notice of redemption required to be given to the Bondholders stating the date on which such Bonds are to be redeemed, the Principal Amount and the amount of interest payable as of the date of early redemption. The respective notice period shall be read in conjunction with the Terms and Conditions under which such notice is considered to be received by the Bondholders.
5.2If the Principal Paying Agent receives a redemption notice according to § 5(d) or § 5(e)(ii) of the Terms and Conditions, the Principal Paying Agent shall as soon as reasonably practicable and without undue delay notify the Issuer of receipt of such notice.
5.3If the Principal Paying Agent receives any termination notice pursuant to § 12 of the Terms and Conditions, the Principal Paying Agent shall without undue delay notify the Issuer of receipt of such notice.
5.4If the Principal Paying Agent receives any redemption notice pursuant to § 11(a)(iv) of the Terms and Conditions, the Principal Paying Agent shall notify the Issuer without undue delay of receipt of such notice.

6Duties of Notification of the Principal Paying Agent
6.1The Principal Paying Agent shall upon request of the Issuer make on behalf of the Issuer all public notifications required in the Terms and Conditions in accordance with § 14 of the Terms and Conditions and shall be authorised to take all measures it deems necessary or appropriate in this context on behalf and for the account of the Issuer.
6.2The Issuer shall supply the Principal Paying Agent not later than 2:00 p.m. CET on the fifth Business Day before any notice shall be published with the final version of such notices by fax or e-mail together with an instruction signed manually or electronically by duly authorised signatories. In determining the time limits set out above the Issuer shall take into account the respective periods according to the Terms and Conditions after the expiration of which such notices are deemed to have been validly given to Bondholders.
6.3The Issuer shall reimburse the Principal Paying Agent for all properly incurred expenses and any applicable value added tax of all publications.

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7Cancellation Procedure
7.1Upon fulfilment by the Issuer of all its obligations under the Bonds, the Principal Paying Agent will procure that the Global Bond is cancelled and provide the Issuer upon request with a destruction protocol. The Principal Paying Agent shall bear no further responsibility for the Global Bond after cancellation and destruction.
7.2Subject to receipt of the relevant information, the Principal Paying Agent shall, upon request by the Issuer, after the end of each calendar year during which any redemption, conversion or payment (as the case may be) takes place, furnish the Issuer with a certificate stating (as applicable): (i) the aggregate amounts paid in respect of Bonds redeemed or purchased by the Issuer and cancelled; and (ii) the aggregate principal amount of Bonds converted and cancelled.

8Conversion Agency
8.1The Principal Conversion Agent shall perform such duties as are set out in this Agreement and the Terms and Conditions. No obligations or duties of the Principal Conversion Agent which are not expressly stated herein or in the Terms and Conditions shall be implied.
8.2The Issuer shall inform the Principal Conversion Agent in respect of any event according to
§§ 5(e) or 8(e) of the Terms and Conditions as soon as practicable after determining or becoming aware thereof.
8.3Upon a conversion in accordance with § 8 of the Terms and Conditions, the Principal Conversion Agent shall provide the Bondholders upon their request with blank forms of the Conversion Notice, substantially in the form as set out in Annex C hereto. Upon receipt of a Conversion Notice and the Bonds to be converted in its Clearstream Frankfurt account, the Principal Conversion Agent will verify that (i) the Conversion Notice contains all information required pursuant to the Terms and Conditions and (ii) the conditions for the exercise of the Conversion Right pursuant to § 8(b)(i), § 8(b)(ii) and § 8(b)(iii) of the Terms and Conditions have been met, and will notify the Issuer and the Calculation Agent (by forwarding a copy of the Conversion Notice by e-mail) without undue delay, but in any event no later than 4:00
p.m. CET on the first Business Day following the receipt of the Conversion Notice, of the exercise of Conversion Rights.
8.4The Issuer shall inform the Principal Conversion Agent in respect of any event according to
§ 11 of the Terms and Conditions as soon as practicable after becoming aware thereof. In case a Take-over Bid pursuant to § 11(b) of the Terms and Conditions will be published the Issuer shall inform the Principal Conversion Agent as soon as practicable after becoming aware thereof. The Principal Conversion Agent shall provide the Bondholders upon their request with blank forms of the Conditional Conversion Notice, substantially in the form as set out in Annex D hereto. Upon receipt of a Conditional Conversion Notice, the Principal Conversion Agent will verify that all requirements specified in § 8(b)(i) and (ii) are fulfilled. Upon fulfilment of the respective requirements the Issuer hereby instructs the Principal Conversion Agent to hold the Bonds to be conditionally converted in custody.
8.5Following receipt by the Issuer of notice of the exercise of a Conversion Right in accordance with Clause 9.3, the Issuer shall procure that all actions required to be taken and all documents required to be prepared in connection with the delivery of Settlement Shares shall be taken and prepared prior to the delivery of such Settlement Shares to the Principal Conversion Agent.

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8.6Following receipt by the Issuer of notice from the Calculation Agent in accordance with Clause 9.3 of either (i) the Aggregate Conversion Principal Amount, the total number of Settlement Shares deliverable and the Cash Conversion Amount payable in respect of a Conversion Notice, or (ii) in the event of a Take-over Bid, the total number of Settlement Shares deliverable and the Acceptance Event Cash Conversion Amount payable in respect of a Conditional Conversion Notice, the Issuer shall as soon as practicable, but in any event by 2:00 p.m. on the first Business Day following receipt of such notice, notify the Principal Conversion Agent and the Calculation Agent whether it will deliver new or existing Settlement Shares. The Issuer shall deliver the relevant number of Settlement Shares to the Principal Conversion Agent no later than 10:00 a.m. CET on the Scheduled Settlement Date and, in the event of a Take-over Bid, the Issuer shall deliver the relevant number of Settlement Shares to the Principal Conversion Agent on the Business Day immediately prior to the Scheduled Settlement Date. The Principal Conversion Agent will deliver such Settlement Shares on conversion of a Bond in accordance with § 8(c)(i) and § 9(a) of the Terms and Conditions by way of book-entry transfer. Remaining fractions of Settlement Shares shall not be delivered and shall not be compensated.
8.7The Issuer shall pay the aggregate Cash Conversion Amount to the Principal Conversion Agent at the latest by 3:00 p.m. CET on the Scheduled Settlement Date and the Principal Conversion Agent shall pay the aggregate Cash Conversion Amount to the cash account specified by the converting Bondholder in the Conversion Notice on the Scheduled Settlement Date. In the event of a Take-over Bid, the Issuer shall pay the aggregate Acceptance Event Cash Conversion Amount to the Principal Conversion Agent at the latest by 3:00 p.m. CET on the Scheduled Settlement Date and the Principal Conversion Agent shall pay the aggregate Acceptance Event Cash Conversion Amount to the cash account specified by the converting Bondholder in the Conditional Conversion Notice on the Scheduled Settlement Date.
8.8For the avoidance of doubt, the Principal Conversion Agent shall have no obligation to verify payment of taxes, duties or governmental charges by Bondholders as set forth in § 8(d)(ii) of the Terms and Conditions.
8.9The Issuer shall provide the Principal Conversion Agent with all necessary information in connection with the exercise of the conversion. Furthermore, if any questions should arise in connection with the conversion, the Issuer shall instruct the Principal Conversion Agent, upon request, as to the appropriate procedure.

9Calculation Agency
9.1The Calculation Agent shall perform such duties as are set out in this Agreement and the Terms and Conditions. No obligations or duties of the Calculation Agent which are not expressly stated herein shall be implied.
9.2The Issuer will inform the Calculation Agent, with a copy to the Principal Conversion Agent, without undue delay of any event requiring, or which may require, the Calculation Agent to perform calculations, adjustments or determinations as may be expressly specified to be performed by it in, and in accordance with, the Terms and Conditions (including but not limited to any event requiring an adjustment to the Conversion Price to be made in accordance with § 10 or § 11(c) of the Terms and Conditions), together with a statement of the facts requiring such adjustment giving the necessary details in order to enable the Calculation Agent to perform any such calculation, adjustment or determinations.

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9.3Whenever a Conversion Right has been validly exercised (by fulfilling the requirements set out in § 8(b)(i) and § 8(b)(ii) of the Terms and Conditions) and the verification pursuant to
§ 8(b)(iii) of the Terms and Conditions has been made, the Principal Conversion Agent will, without undue delay, inform the Calculation Agent (with a copy to the Issuer and the Principal Paying Agent) thereof, specifying the Aggregate Conversion Principal Amount and giving any other details, if any, necessary in order to enable the Calculation Agent to calculate:
9.3.1the aggregate Cash Conversion Amount payable and the aggregate number of Settlement Shares deliverable in respect of such Aggregate Conversion Principal Amount; or
9.3.2in the event of a Take-over Bid, the aggregate Acceptance Event Cash Conversion Amount payable and the aggregate number of Settlement Shares deliverable in respect of such Aggregate Conversion Principal Amount.
9.4Subject as provided for in Clause 9.1, the Calculation Agent shall inform the Issuer, the Principal Conversion Agent and the Principal Paying Agent:
9.4.1no later than on the first Business Day (5:00 p.m. CET) following the end of the Calculation Period about the aggregate number of Settlement Shares deliverable and the aggregate Cash Conversion Amount payable in respect of such Conversion Notice; or
9.4.2in the event of a Take-over Bid, no later than on the first Business Day (5:00 p.m. CET) following the occurrence of the Acceptance Event, of the aggregate number of Settlement Shares deliverable and the aggregate Acceptance Event Cash Conversion Amount payable in respect of such Conditional Conversion Notice.
9.5The Issuer will inform the Principal Conversion Agent and the Calculation Agent as soon as possible after becoming aware of an Acquisition of Control or a Take-over Bid, each as defined in § 11 of the Terms and Conditions.
9.6Upon notification from the Issuer in accordance with Clause 9.1 (and, as the case may be, Clause 9.3), the Calculation Agent shall perform promptly such calculations, adjustments or determinations as may be expressly specified to be performed by it in, and in accordance with, the Terms and Conditions.
9.7Calculations, adjustments or determinations so performed by the Calculation Agent will be (in the absence of manifest error) binding on all parties concerned.
9.8The Calculation Agent shall inform the Issuer, the Principal Paying Agent and the Principal Conversion Agent of the result of any such adjustments, calculations and determinations as aforesaid so performed without undue delay.
9.9The Calculation Agent shall maintain a record of all relevant quotations obtained by it and of all relevant amounts, rates and other items determined or calculated by it and will make such record available for inspection at all reasonable times during normal business hours by the Issuer.

10Remuneration, Liability and Indemnification
10.1The Issuer shall pay to each of the Agents a fee to be separately agreed upon between the Issuer and each of the Agents for the performance of their services hereunder.

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10.2The Issuer shall reimburse each of the Agents for all expenses (including without limitation legal, publication, communication expenses and insurance costs and any applicable value added tax) properly incurred in connection with the repayment of the Bonds and its services hereunder.
10.3The Issuer shall pay stamp duty and all documentary, registration, publication, and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the execution and delivery of this Agreement and any letters of appointment under which the Agents are appointed as agents hereunder.
10.4Each Agent can treat itself as being released from any obligation to take any action hereunder which it reasonably expects will result in any expense or liability to it, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.
10.5Each Agent can engage at the expense of the Issuer any lawyers or other experts whose advice or services it deems necessary and may rely upon any advice so obtained. The Agents shall be protected and shall incur no liability as against the Issuer in respect of any action taken, or suffered to be taken, or not taken in accordance with such advice and in good faith. The Issuer shall reimburse the Agents for all properly incurred expenses in respect of consultation with such legal or other professional advisers.
10.6Each Agent shall incur no liability for or in respect of any action properly taken, omitted or suffered in reliance upon any instruction or order from the Issuer, Conversion Notice, resolution, direction, consent, certificate, affidavit, statement, transmissions or other paper or document including documents bearing electronic signatures believed by it in good faith to be genuine and to have been delivered, signed or sent by the proper parties.
10.7Each Agent shall be entitled to refrain from acting, without liability, if conflicting, unclear or equivocal instructions have been received or in order to comply with any law applicable to them. In the event the Agent considers, in its reasonable discretion, that instructions are unclear, equivocal or conflicting, the Agent will advise the instructing party as soon as reasonably practicable.
10.8Neither the Principal Paying Agent nor the Principal Conversion Agent shall be obliged to repay any moneys paid to it by the Issuer in respect of any Note unless or until claims against the Issuer in respect of the relevant Notes are prescribed or the obligation to make the relevant payment ceases in accordance with the Terms and Conditions. In such event they shall upon the request of the Issuer repay as soon as reasonably practicable to the Issuer such portion of such amount as relates to such claim or payment by paying the same by credit transfer to such account with such bank as the Issuer may by notice to the relevant Agent have specified for this purpose.
10.9The Issuer recognises and acknowledges that documents signed by electronic signatures may not be resilient to fraud and therefore represent a security risk. The Issuer is authorised and able to execute instructions signed with electronic signatures and the Agents are authorised to act on and may rely without liability on any instruction or document signed with electronic signatures.
10.10The Issuer shall provide the Principal Paying Agent with a list of persons authorised to execute documents and take action on its behalf in connection with this Agreement, such list to include specimen signatures (including qualified electronic signatures) and be signed by one duly authorised signatory of the Issuer. The Issuer shall notify the Principal Paying Agent

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promptly (unverzüglich) if any of such persons ceases to be so authorised or if any additional person becomes so authorised, in each case by notice signed by one duly authorised signatory for the Issuer.
10.11The Issuer shall, upon the request from time to time of the Principal Paying Agent, promptly supply or procure the supply of such documentation and other evidence as is reasonably requested by the Principal Paying Agent in order for the Principal Paying Agent to carry out and be satisfied that it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations.
10.12The Issuer hereby represents and warrants to each of the Agents that:
10.12.1it is a company duly organized and in good standing in every jurisdiction where it is required so to be,
10.12.2it has the power and authority to sign and to perform its obligations under this Agreement,
10.12.3this Agreement is duly authorised and signed and is its legal, valid and binding obligation,
10.12.4any consent, authorisation or instruction required in connection with the execution and performance of this Agreement has been provided by any relevant third party,
10.12.5any act required by any relevant governmental or other authority to be done in connection with the execution and performance of this Agreement has been or will be done (and will be renewed if necessary) and
10.12.6its performance of this Agreement will not violate or breach any applicable law, regulation, contract or other requirement.
10.13The Issuer will indemnify and hold harmless each of the Agents against any liability which any of them may reasonably incur or which may be made against any of them arising out of or in connection with their appointment or the exercise of their powers and duties hereunder (including fees and expenses of legal advisers), as well as the properly incurred costs and expenses and any applicable value added tax of defending any claim of such liability, provided that this indemnity shall not apply to the extent such liability, expense or cost result from wilful misconduct (Vorsatz) or gross negligence (grobe Fahrlässigkeit) of the respective Agent. The Agents undertake to inform the Issuer in writing without undue delay (ohne schuldhaftes Zögern) about legal action threatened or instituted against any of them in this regard.
10.14Each of the Principal Paying Agent, the Issuing Agent and the Principal Conversion Agent shall severally indemnify the Issuer against any claim, demand, action, liability, loss or expense (including legal fees and any applicable value added tax) which the Issuer may reasonably incur, as a result or arising out of any gross negligence (grobe Fahrlässigkeit) or wilful breach by such Agent of its obligations under this Agreement.
10.15The liability of the Agents and their directors, officers, agents or persons acting on its behalf shall be limited to wilful breach or gross negligence (grobe Fahrlässigkeit). In no event shall the Agents have any liability for special, indirect, punitive or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Agents have been advised of the likelihood of such loss or damage and regardless of the form of action.

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10.16In acting hereunder and in connection with the Bonds, the Agents shall not be liable for the legality, validity or enforceability of any Bond issued in compliance with this Agreement.
10.17The Issuer hereby represents and warrants to each of the Agents that, except, in respect of limbs 10.17.2 and 10.17.3, in respect of certain matters either already in the public domain or otherwise not material for disclosure to potential investors in the Bonds and disclosed in a letter from Philipp von Hugo dated 3 September, 2024, none of the Issuer, nor any of its Subsidiaries, nor any director, officer or, to the knowledge of the Issuer, agent, employee, or Affiliate (other than any Subsidiary of the Issuer) of the Issuer is an individual or entity ("Person"):
10.17.1with whom dealings are restricted or prohibited by, or are sanctionable under, any economic sanctions or trade restrictions administered or enforced by the U.S. government (including, without limitation, those administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, The Netherlands, or any other authority with jurisdiction over the Issuer or any of its Subsidiaries (collectively, "Sanctions", and each such Person, a "Sanctioned Person"); or
10.17.2located, organized, operating or resident in a country or territory that is the subject of Sanctions (currently the Crimea region, Cuba, Iran, North Korea, Sudan, and Syria) (each, a "Sanctioned Country"), save as disclosed in "Item 8. Financial Information—Disclosure pursuant to Section 219 of the Iran Threat Reduction & Syria Human Rights Act (ITRA)" of the 2023 20-F; or
10.17.3owned or controlled by, or acting on behalf of, a Person identified in 10.17.1 or 10.17.2;
and to the knowledge of the Issuer, the Issuer, its Subsidiaries and its directors, officers, agents, employees and Affiliates (other than Subsidiaries) are currently in compliance with, and at all times within the past five years have been in compliance with, and have not engaged nor plan to engage in any conduct sanctionable under, any applicable Sanctions laws, and there are not now, nor have there been within the past five years, any formal or informal proceedings, allegations, investigations, or inquiries pending, expected or, to the knowledge of the Issuer, threatened against the Issuer, its Subsidiaries, or the directors and officers of the Issuer and its Subsidiaries, or, to the knowledge of the Issuer, its Affiliates (other than Subsidiaries), or, to the knowledge of the Issuer, any of the employees of the Issuer, its Subsidiaries or other Affiliates concerning violations or potential violations of, or conduct sanctionable under, any Sanctions and the Issuer, its Subsidiaries and, to the knowledge of the Issuer, its Affiliates (other than Subsidiaries) have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with Sanctions; any provision of this Clause 10.17 shall not apply if and to the extent it is illegal, invalid or unenforceable as a result of any applicable Blocking Regulation or German law (including section 7 of the Foreign Trade and Payments Ordinance, Außenwirtschaftsverordnung, as amended) and, in such case, the legality, validity and enforceability of this Clause 10.17shall not otherwise be affected;
for purposes of this Agreement, "Blocking Regulation" means any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996, as amended (or any law or regulation

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implementing such Regulation in any member state of the European Union), Council Regulation (EC) No 2271/1996 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, or any similar blocking or anti-boycott law, regulation or statute in force from time to time.
10.18The Issuer undertakes that the Issuer will not, directly or indirectly, use the proceeds of the bonds offer, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity to fund or facilitate any activities or business of or with any Sanctioned Person or with any person located, operating, organized or resident in any Sanctioned Country, or in any other manner that in each case would result in a violation of Sanctions by any Person (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise) or otherwise be sanctionable under any Sanctions. Any provision of this Clause 10.18 shall not apply if and to the extent it is illegal, invalid or unenforceable as a result of any applicable Blocking Regulation or German law (including section 7 of the Foreign Trade and Payments Ordinance, Außenwirtschaftsverordnung, as amended) and, in such case, the legality, validity and enforceability of this Clause 10.18shall not otherwise be affected.
10.19The indemnities set out in Clauses 10.13 through 10.14 above shall continue in full force and effect notwithstanding any termination or expiry of this Agreement.

11Term of the Agreement; Variation of Appointment
11.1This Agreement enters into force upon execution and terminates when the Issuer has redeemed, converted or repurchased and cancelled the Bonds or all obligations under the Bonds have been fulfilled by the Issuer and the Agents have performed all their duties as provided in this Agreement or by termination by any party hereto according to this Clause 11. All remuneration and indemnity provisions in Clause 10 of this Agreement shall continue to be in full force and effect notwithstanding any such termination.
11.2Subject to the provisions of § 13(b) of the Terms and Conditions, the Issuer may at any time terminate the appointment of any Agent upon giving the relevant Agent not less than thirty
(30) days' prior notice by publication of such termination in accordance with § 14 of the Terms and Conditions as well as a written notice to the relevant Agent.
11.3Any Agent may at any time resign as Agent by giving at least thirty (30) days' written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective.
11.4Any resignation under Clause 11.3 shall only take effect upon the appointment by the Issuer of (i) in the case of the Principal Paying Agent, the Issuing Agent and Principal Conversion Agent, a bank maintaining its head office or a branch in Germany and (ii) in the case of the Calculation Agent only, a financial institution of international standing or financial advisor with appropriate expertise as the successor Agent and the giving of not less than thirty (30) days' notice of any such appointment by publication in accordance with § 14 of the Terms and Conditions. If the Issuer fails to appoint a successor Agent by the tenth day before the expiration of the notice given by the Agent in accordance with Clause 11.3 above, then the relevant Agent may itself appoint as its replacement any reputable and experienced financial institution meeting the terms of the previous sentence as a suitable successor Agent in the name and for the account of the Issuer, and give notice thereof to the Bondholders by publication in accordance with § 14 of the Terms and Conditions.
11.5Upon its resignation or removal becoming effective, the relevant Agent:

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11.5.1shall forthwith transfer all moneys held by it hereunder to the successor Agent and transfer the documents and records concerning the Bonds maintained by the relevant Agent pursuant to this Agreement to the successor Agent; and
11.5.2shall be entitled to the payment by the Issuer of its fees and expenses for the services rendered hereunder in accordance with the terms of Clause 10 of this Agreement.
11.6Upon its appointment becoming effective, a successor Agent shall, without further act, become vested with all the rights, duties and obligations of its predecessor with like effect as if originally named as Agent hereunder.
11.7If any Agent determines to change its specified office it shall give to the Issuer and any other Agent written notice of such determination giving the address of the new specified office and stating the date on which such change is to take effect, which shall not be less than forty- five (45) days thereafter. The relevant Agent, on behalf of the Issuer, shall within fifteen (15) days of receipt of such notice (unless the appointment of the relevant Agent is to terminate pursuant to the above provisions of this Clause 11 on or prior to the date of such change) give or cause to be given not more than forty-five (45) days' nor less than thirty (30) days' notice thereof to the Bondholders by publication in accordance with § 14 of the Terms and Conditions.
11.8The right of the Issuer and any Agent to terminate this Agreement for severe cause (Kündigung aus wichtigem Grund) shall not be affected hereby.

12Addresses and Notices
12.1All notices and communications under this Agreement shall be in written form transmitted by e-mail, letter or by facsimile. Each notice or communication shall be given as follows or any other form of communication, including by telephone, if so agreed between the parties.
12.2Every notice or communication sent in accordance with Clause 12.1 above shall be effective as follows:
12.2.1If sent by letter, when delivered;
12.2.2if sent by facsimile when the relevant delivery receipt is received by the sender; and
12.2.3if sent by e-mail, when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of receipt of confirmation of receipt of the original email.
12.3In the case of Clause 12.2 above, any such notice or communication which would otherwise take effect after 4:00 p.m. in the place of the addressee on any particular day shall not take effect until 10:00 a.m. on the immediately succeeding Business Day in the place of the addressee.

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12.4All communication intended for the Issuer shall be sent to:
QIAGEN N.V.
Hulsterweg 82
5912 PL Venlo The Netherlands
Attention: Global Treasury Tel:    + 31 (77) 355-6642
Email:    melanie.prang@qiagen.com and global.treasury@qiagen.com
12.5All communications intended for the Principal Paying Agent shall be sent to:
Deutsche Bank Aktiengesellschaft
Taunusanlage 12
60325 Frankfurt am Main Federal Republic of Germany
Attention: Trust & Agency Services Phone:    + 49 69 910 30094
Facsimile: + 49 69 910 38672
Email:    frankfurt.debtservices@db.com
12.6All communications intended for the Issuing Agent shall be sent to:
Deutsche Bank Aktiengesellschaft
Taunusanlage 12
60325 Frankfurt am Main Federal Republic of Germany
Attention: Trust & Agency Services Phone:    + 49 69 910 43530
Facsimile: + 49 69 910 41527 Email:    frankfurt.mmi@db.com
12.7All communications intended for the Principal Conversion Agent shall be sent to:
Deutsche Bank Aktiengesellschaft
Taunusanlage 12
60325 Frankfurt am Main Federal Republic of Germany
Attention: Trust & Agency Services Phone:    + 49 69 910 37392
Facsimile: + 49 69 910 38672
Email:    frankfurt.corpactions@db.com earlyredemptions.desk@db.com
12.8All communications intended for the Calculation Agent shall be sent to:
Conv-Ex Advisors Limited
30 Crown Place London, EC2A 4EB United Kingdom
Attention: Calculation Agency Team
Email:    Calculation.agent@conv-ex.com

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12.9Changes to these addresses are effective upon delivery of written notice of change of address to the parties hereto.
12.10Unless otherwise stated in this Agreement all information, statements and documents in connection with this Agreement to be furnished to the Issuer or to any of the Agents shall be in English or German (with respect to the Calculation Agent in English only).

13Conclusion of this Agreement
13.1This Agreement may also be concluded by an exchange of signed signature pages, transmitted by means of telecommunication (telekommunikative Übermittlung), by fax or by electronic photocopy.
13.2If this Agreement is concluded in accordance with Clause 13.1 above, the parties will transmit the executed signature pages to William Cresswell of Linklaters LLP, Frankfurt am Main, william.cresswell@linklaters.com ("Recipient"). The Agreement is considered concluded once the Recipient has actually received the executed signature pages from all parties and at the time of the receipt of the last outstanding signature pages.
13.3For the purposes of this Clause 13 only, each of the parties appoints the Recipient as its proxy (Empfangsbote) and expressly permits (ermächtigen) the Recipient to collect the signed signature pages from all and for all parties to this Agreement.
13.4For the avoidance of doubt, the Recipient has no further duties connected with its position as Recipient. In particular, the Recipient can assume the conformity to the authentic originals of the signature pages transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature pages and the signing authority of the signatories.

14Partial Invalidity
Should any of the provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) in any respect under the law of any relevant jurisdiction, this will indisputably (unwiderlegbar) not affect the validity or effectiveness of the remaining provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any party having to argue (darlegen) and/or prove (beweisen) the parties intent to uphold this Agreement even without the void, invalid or ineffective provisions. The void, invalid or ineffective provision is deemed replaced by such valid and effective provision that in legal and economic terms comes closest to what the parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement. The aforesaid applies mutatis mutandis to any unintended gap (Regelungslücke) in this Agreement.

15Governing Law, Place of Performance, Jurisdiction
15.1This Agreement, including the choice of forum Clause 15.3 below, and any non-contractual obligations arising out of or in connection with it is governed by, and construed in accordance with, the laws of the Federal Republic of Germany.
15.2The place of performance shall be Frankfurt am Main.
15.3Non-exclusive place of jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this

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Agreement or any non-contractual obligation arising out of or in connection with this Agreement) shall be the competent courts in Frankfurt am Main.

16Miscellaneous
16.1The Annexes form part of this Agreement.
16.2All determinations, calculations and adjustments made by the Agents will be made in conjunction with the Issuer and will, in the absence of manifest error, be conclusive in all aspects and binding upon the Issuer and all Bondholders.
16.3Each Agent (any of its affiliates) may purchase, hold and dispose of Bonds and may enter into any transaction (including, among other transactions, any depositary, trust or agency transaction) with any Bondholder or with any party hereto in the same manner as if it had not been appointed as the Agent of the Issuer.
16.4Changes and amendments to this Agreement shall only be valid if made in writing. This requirement may only be annulled in writing.
16.5This Agreement is signed in three counterparts, one for the Issuer and one for each of the Agents.

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Annex A
Form of Terms and Conditions of the Bonds

NOT FOR DISTRIBUTION IN OR INTO THE U.S., AUSTRALIA, JAPAN, SOUTH AFRICA OR ANY OTHER JURISDICTION IN WHICH OFFERS OR SALES WOULD BE
PROHIBITED BY APPLICABLE LAW OR TO US PERSONS
Terms and Conditions of the Bonds
(the "Terms and Conditions")
§ 1    Certain Definitions
In these Terms and Conditions, the following terms will have the following meanings:
(a)General Definitions.
"Agent(s)" has the meaning set out in § 13(a).
"Aggregate Conversion Principal Amount" means the aggregate principal amount of Bonds delivered by a Bondholder for conversion with a single Conversion Notice as determined by the Principal Conversion Agent in accordance with § 8(b)(iii).
"BGB" means the German Civil Code (Bürgerliches Gesetzbuch), as amended. "Bond(s)" has the meaning set out in § 2(a).
"Bondholder" means the holder of a co-ownership interest or similar right in the Global Bond.
"Business Day" means each day (other than a Saturday or Sunday) on which (a) the Clearing System settles payments and (b) commercial banks and foreign exchange markets in New York City and Frankfurt am Main are open for business.
"Calculation Agent" has the meaning set out in § 13(a).
"Calculation Period" means, in respect of any Conversion Date, the period comprising the actual number of Trading Days falling in the Scheduled Calculation Period in respect of such Conversion Date (such number of Trading Days, the "Number of Trading Days" in respect of such Calculation Period).
"Capital Markets Indebtedness" means any present or future obligation for the payment or repayment of borrowed monies (including obligations by reason of any guarantee or other assumption of liability for any such obligation of a third-party) under any bonds, notes or other securities with an original maturity of more than one year which are or are capable of being quoted, listed, dealt in or traded on a stock exchange, an over-the-counter-market or other recognized securities market.
"Clearing System" means Clearstream Banking AG, Frankfurt am Main ("Clearstream Frankfurt") or any successor in such capacity.
"Closing Price" on any Trading Day means:
(i)the official closing price of the Ordinary Share on the relevant Trading Day as reported for the primary trading session on the Relevant Market; or
(ii)if no such official closing price of the Ordinary Share can be so determined, the last reported official quotation of the Ordinary Share on the Relevant Market during the primary trading session on the relevant Trading Day; or

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(iii)if the Closing Price cannot be so determined, the Closing Price as determined by an Independent Expert on the basis of such quotations or other information as such Independent Expert considers appropriate; any such determination will be conclusive. Any reference in these Terms and Conditions to the Closing Price will include, if the reporting of the Closing Price is discontinued, a reference to a quotation which replaces the Closing Price (x) by operation of law or (y) on the basis of generally accepted market practice, in each case translated (if necessary) into US dollars at the Relevant FX Rate on such Trading Day.
"Custodian" means any bank or other financial institution with which the Bondholder maintains a securities account in respect of any Bonds and having an account maintained with the Clearing System and includes Clearstream Frankfurt.
"Delisting Event" has the meaning set out in § 5(e)(iii). "Delisting Event Period" has the meaning set out in § 5(e)(iii). "Event of Default" has the meaning set out in § 12(a).
"Financial Year" means the financial year as set out in the articles of association of the Issuer. "Global Bond" has the meaning set out in § 2(b).
"Independent Expert" means an independent bank of international standing or an independent financial adviser with relevant expertise appointed by the Issuer at its own expense, which may be the Calculation Agent.
"Issuer" means QIAGEN N.V., a company existing under the laws of the Netherlands, with Dutch Trade Register number 12036979.
"Material Subsidiary" means a Subsidiary of the Issuer that, on a non-consolidated basis, has combined third-party revenues (from non-affiliated parties) prepared in accordance with accounting principles generally accepted in the United States, in excess of 5 per cent. of the consolidated revenues of the Issuer for the most recently completed fiscal year.
"Maturity Date" means 10 September 2031.
"Ordinary Share" means the ordinary registered share of the Issuer, with ISIN NL0012169213 as at the date of issue of the Bonds.
"Principal Amount" has the meaning set out in § 2(a).
"Principal Conversion Agent" has the meaning set out in § 13(a). "Principal Paying Agent" has the meaning set out in § 13(a).
"Redemption Date" means the date fixed for redemption of the Bonds in the Issuer's notice in accordance with and subject to § 5(b) or § 5(c), which must be a Business Day.
"Relevant FX Rate" means on any day, and, in respect of the conversion of any currency into US dollars the spot mid-rate of exchange at 9:00 a.m. New York City time on that day for such pair of currencies as appearing on Bloomberg page BFIX (or any successor page thereto).
If the Relevant FX Rate cannot be determined in accordance with the foregoing provisions, the Relevant FX Rate shall be the exchange rate determined in accordance with the foregoing provisions mutatis mutandis but with respect to the last day preceding such day on which such rate can be determined. If the Relevant FX Rate cannot be so determined, an Independent Expert

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will determine the Relevant FX Rate on the basis of such quotations or other information as such Independent Expert considers appropriate; any such determination will be conclusive.
"Relevant Market" means:
(i)in the case of the Ordinary Share, the New York Stock Exchange, or if at the relevant time the Ordinary Share is no longer traded on the New York Stock Exchange, such other stock exchange or securities market on which the Ordinary Share is mainly traded at the relevant time; and
(ii)in the case of any other securities, rights or other assets, such stock exchange or securities market on which such other securities, rights or other assets are mainly traded at the relevant time.
"Scheduled Calculation Period" means, in respect of any Conversion Date, the period of 25 consecutive Scheduled Trading Days from and including the second Scheduled Trading Day immediately following such Conversion Date.
"Scheduled Trading Day" means each day (other than a Saturday or a Sunday) on which the Relevant Market for the Ordinary Shares is scheduled to be open for business as set out in the trading calendar first published by such Relevant Market in respect of the relevant calendar year, regardless of whether (i) the Relevant Market is actually open for business on such day or (ii) such day is a Trading Day for the Ordinary Share.
"Share Price" on any Trading Day means:
(i)the volume-weighted average price (where the Relevant Market is the New York Stock Exchange, the Nasdaq Global Select or the Nasdaq Global Market (or any of their respective successors), in composite transactions) of the Ordinary Share on the Relevant Market on the relevant Trading Day as appearing on Bloomberg screen page HP in respect of the Ordinary Share (setting "Weighted Average Line") on the Bloomberg information system (or any successor screen page or setting) (such Bloomberg page being, as at the date of issue of the Bonds, QGEN US Equity HP); or
(ii)if no volume-weighted average price of the Ordinary Share is available from the Bloomberg information system as described in clause (i) above, the volume-weighted average price (where the Relevant Market is the New York Stock Exchange, the Nasdaq Global Select or the Nasdaq Global Market (or any of their respective successors), in composite transactions) of the Ordinary Share during the primary trading session on the Relevant Market on the relevant Trading Day as derived from such Relevant Market (or other appropriate source as determined by an Independent Expert); or
(iii)if no volume-weighted average price of the Ordinary Share can be so determined, the official closing price of the Ordinary Share on the relevant Trading Day as reported for the primary trading session on the Relevant Market; or
(iv)if no such official closing price of the Ordinary Share can be so determined, the last reported official quotation of the Ordinary Share on the Relevant Market during the primary trading session on the relevant Trading Day; or
(v)if the Share Price cannot be determined in accordance with clauses (i) to (iv) above, the Share Price as determined by an Independent Expert on the basis of such quotations or other information as such Independent Expert considers appropriate; any such determination will be conclusive. Any reference in these Terms and Conditions to the Share Price will include, if the reporting of the Share Price is discontinued, a reference to a quotation which replaces the Share Price (x) by operation of law or (y) on the basis of generally accepted market practice,

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in each case translated (if necessary) into US dollars at the Relevant FX Rate on such Trading Day as determined by the Calculation Agent.
"Shareholders" means the holders of the Issuer's Ordinary Shares.
"Subsidiary" means (a) with respect to any Person, any corporation, association, partnership or other business entity of which more than 50 per cent. of the total voting power of shares of capital stock or other interests (including partnership interests) are entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof and is at the time owned or controlled, directly or indirectly, by
(i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person or (b) a subsidiary within the meaning of Article 2:24a of the Dutch Civil Code.
"Trading Day" means,
(i)(other than for purposes of the determination of any Security Price pursuant to clause (ii) below), each day on which the Relevant Market for the Ordinary Shares is open for business and the Share Price can be determined in accordance with clauses (i) to (iv) of the definition of such term, or (if at the relevant time of determination there is no Relevant Market for the Ordinary Shares) a Business Day; or
(ii)for purposes of the determination of any Security Price, each day on which the Relevant Market for any other securities, rights or other assets is open for business and Security Prices can be determined in accordance with clauses (i) to (iii) of the definition of such term.
"United States" means the United States of America (including the States thereof and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands).
"WpÜG" means the German Securities Acquisition and Take-Over Act (Wertpapiererwerbs- und Übernahmegesetz), as amended.
(b)Definitions relating to conversion.
"CoCo Conversion Period" means, in respect of each Bond, any of the following periods:
(i)if the Bonds are called by the Issuer for redemption in accordance with § 5(b) or § 5(c), the period from and including the date on which the call notice pursuant to § 5(b) or § 5(c) is published to and including the 45th Business Day prior to the Redemption Date;
(ii)if any Event of Default in accordance with § 12(a) occurs, the period from and including the date on which the Event of Default occurs to but excluding the earlier of (x) the date the Bondholder has declared the termination of the relevant Bond in accordance with § 12(c) and
(y) the date on which such Event of Default shall have been cured or waived;
(iii)if an Acquisition of Control occurs, the period from and including the date on which the Issuer gives notice in accordance with § 11(a)(i) of an Acquisition of Control to 4:00 p.m. (Frankfurt time) on the Control Record Date at the latest;
(iv)if a Take-over Bid is published, the period from and including the date of the notice of the Take- over Bid in accordance with § 11(b)(i) to 4:00 p.m. (Frankfurt time) on the last day of the Conditional Conversion Notice Period at the latest;
(v)if the Issuer announces a distribution, allotment or grant to its Shareholders of any securities, rights or other assets (including cash amounts), and if the Fair Market Value on the CoCo

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Reference Date of such securities, rights or other assets distributed, allotted or granted per Share, as determined by the Calculation Agent, is greater than 25 per cent. of the arithmetic average of the Share Prices on each Trading Day during the period of 20 consecutive Trading Days ending on and including the last Trading Day prior to the CoCo Reference Date (or the Adjusted FMV Date, if applicable), the period:
(A)from and including the Business Day immediately following the later of the following days:
(I)the CoCo Reference Date; and
(II)the date on which the Fair Market Value can be determined,
(B)to and including the last Business Day before the later of the following days:
(I)the Ex-Date of such distribution, allotment or grant; and
(II)the 10th Business Day following the date determined to be applicable pursuant to clause (A);
(vi)if at any time the Share Price on each of not less than 20 consecutive Trading Days during an observation period of 30 consecutive Trading Days ending on (and including) the Trading Day immediately preceding the final Trading Day of the immediately preceding Quarter exceeds 150 per cent. of the applicable Conversion Price on each such Trading Day (as verified by the Calculation Agent no later than on the second Business Day following the relevant Conversion Date), the period from and including the first Business Day of the immediately following Quarter to and including the last Business Day of such Quarter;
(vii)if a Delisting Event occurs, the Delisting Event Period; or
(viii)if a Parity Event or an IA Parity Event has (or is deemed to have) occurred, the period of 10 Business Days commencing on and including the first Business Day following the relevant Notification Date.
Neither the Issuer nor the Calculation Agent shall be under any duty to monitor the occurrence of a CoCo Conversion Period. In addition, neither the Issuer nor the Calculation Agent shall be under any duty to notify (other than where specifically provided otherwise in § 8(e) below) Bondholders of the occurrence of a CoCo Conversion Period.
Whether a Parity Event or an IA Parity Event has (or is deemed to have) occurred will be determined in accordance with § 8(e).
"CoCo Reference Date" means the date on which the Issuer for the first time publicly announces the terms of the distribution, allotment or grant to its Shareholders of any securities, rights or other assets.
"Conversion Date" has the meaning set out in § 8(b)(iv). "Conversion Notice" has the meaning set out in § 8(b)(i). "Conversion Period" means:
(i)any CoCo Conversion Period commencing during the period from and including 21 October 2024 to but excluding 10 March 2031; and

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(ii)the period from and including the last day of the CoCo Conversion Period to and including the earlier of the following times and days:
(x)4:00 p.m. (Frankfurt time) on the 45th Business Day prior to the Maturity Date; or
(y)if the Bonds are redeemed by the Issuer in accordance with § 5(b) or § 5(c), 4:00 p.m. (Frankfurt time) on the 45th Business Day prior to the Redemption Date.
"Conversion Price" means initially US$ 64.0129, which is subject to adjustment from time to time in accordance with these Terms and Conditions.
"Conversion Ratio" per Bond on any day is equal to the Principal Amount divided by the Conversion Price in effect on such day.
"Conversion Right" has the meaning set out in § 8(a)(i). "IA Parity Event" has the meaning set out in § 8(e). "Investor Notice Date" has the meaning set out in § 8(e). "Notification Date" has the meaning set out in § 8(e). "Parity Event" has the meaning set out in § 8(e).
"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other entity.
"Quarter" means the three calendar months ended 31 March, 30 June, 30 September and 31 December in each year, commencing with the three months ending 31 December 2024.
"Scheduled Settlement Date" means:
(x)where the relevant Conversion Date is pursuant to clause (C) of the definition of that term, the fifth Business Day following the occurrence of the Acceptance Event;
(y)otherwise, the 15th Business Day following the end of the relevant Scheduled Calculation Period.
"Settlement Date" means, in respect of any exercise of Conversion Rights, the date on which the Issuer delivers the relevant Settlement Shares in accordance with these Terms and Conditions (or, where no such Settlement Shares are to be delivered in respect of such exercise of Conversion Rights, (i) the Business Day immediately following the last day of the relevant Scheduled Calculation Period or (ii) where the relevant Conversion Date is pursuant to clause
(C) of the definition of that term, the Business Day immediately following such Conversion Date).
"Settlement Shares" has the meaning set out in § 9(a).
(c)Definitions relating to Adjustment of the Conversion Price. "Adjusted FMV Date" has the meaning set out in § 10(m). "Adjustment Date" has the meaning set out in § 10(j).
"Ex-Date" has the meaning set out in § 10(m).
"Fair Market Value" has the meaning set out in § 10(m). "FMV Date" has the meaning set out in § 10(m).

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"Number of Trading Days" has the meaning set out in the definition of "Calculation Period". "Record Date" has the meaning set out in § 10(m).
"Security Price" has the meaning set out in § 10(m).
(d)Definitions relating to Acquisition of Control, Take-over Bid. "Acceptance Event" has the meaning set out in § 11(e). "Acquisition of Control" has the meaning set out in § 11(e).
"Conditional Conversion Notice Period" has the meaning set out in § 11(e). "Conditional Conversion Notice" has the meaning set out in § 11(b)(ii)(A). "Control Record Date" has the meaning set out in § 11(e).
"Control" has the meaning set out in § 11(e). "Take-over Bid" has the meaning set out in § 11(e).
§ 2    Form and Denomination
(a)The issue by the Issuer of convertible bonds in the aggregate principal amount of
US$ 500,000,000
(in words: US dollars five hundred million)
is divided into bonds in bearer form with a principal amount of US$ 200,000 (the "Principal Amount") each, which rank pari passu among themselves (the "Bonds" and each a "Bond").
(b)The Bonds are represented by a global bond (the "Global Bond") without interest coupons. The Global Bond will be signed manually by two authorized signatories of the Issuer and will be authenticated by or on behalf of the Principal Paying Agent.
Definitive bond certificates and interest coupons will not be issued. The Bondholders will have no right to request physical delivery of the Global Bond or to require the issue of definitive bond certificates or interest coupons.
The Global Bond will be deposited with Clearstream Frankfurt, will be held by Clearstream Frankfurt and may not be transferred by Clearstream Frankfurt until the Issuer has satisfied and discharged all its obligations under the Bonds. The Issuer grants Clearstream Frankfurt a permanent, irrevocable and absolute possession right in the Global Bond. Copies of the Global Bond are available for each Bondholder at the Principal Paying Agent, where no such copy is itself an enforceable bearer instrument.
(c)The Bondholders will receive proportional co-ownership interests or rights in the Global Bond, which are transferable in accordance with applicable law and the rules and regulations of the Clearing System.
§ 3 Status of the Bonds; Negative Pledge
(a)Status of the Bonds.
The Bonds constitute unsubordinated and unsecured obligations of the Issuer ranking pari passu among themselves and, in the event of the dissolution, liquidation or insolvency of the Issuer or any proceeding to avoid insolvency of the Issuer, pari passu with all other present and future unsubordinated and unsecured obligations of the Issuer, save for such obligations which may be preferred by applicable law.

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(b)Negative Pledge of the Issuer.
So long as any amounts remain outstanding under the Bonds, but only up to the time all amounts payable to Bondholders under the Bonds in accordance with these Terms and Conditions have been placed at the disposal of the Clearing System, the Issuer undertakes and will procure (to the extent legally possible and permissible) that none of the Issuer and any Material Subsidiary will create or permit to subsist any mortgage, pledge, lien, charge or security interest in rem (each a "Security Interest") upon, or with respect to, any present or future assets or revenues of the Issuer or any Material Subsidiary, for the purpose of securing any (i) Capital Markets Indebtedness or (ii) guarantee of any Capital Markets Indebtedness, unless in such case the Issuer or any Material Subsidiary, as the case may be, shall simultaneously with, or prior to, the creation of such Security Interest, take any and all action necessary to procure that all amounts payable by it in respect of the Bonds are secured equally and ratably with the Capital Markets Indebtedness or the guarantee for any Capital Markets Indebtedness secured by such Security Interest or benefit from an equivalent other Security Interest which will be approved by an Independent Expert as being equivalent security. The undertaking pursuant to sentence 1 of this
§ 3(b) will not apply to a Security Interest which (i) is mandatory according to applicable laws or (ii) is required as a prerequisite for governmental approvals.
Any Security Interest which is to be provided in accordance with this § 3(b) may also be provided to a person acting as trustee for the Bondholders.
§ 4 Interest
(a)The Bonds will bear interest on their Principal Amount at a rate of 2.50 per cent. per annum from and including 10 September 2024 (the "Interest Commencement Date"). Interest for each Interest Period is payable semi-annually in arrear on each Interest Payment Date.
(b)Each Bond will cease to bear interest as follows:
(i)If a Bondholder exercises the Conversion Right in respect of any Bond, interest will cease to accrue on the Bond so converted from the end of the day immediately preceding the Interest Payment Date immediately preceding the relevant Conversion Date, provided that the Bond so converted will not pay any interest if the relevant Conversion Date falls before the first Interest Payment Date.
(ii)If a Bond is redeemed, interest will cease to accrue on the Bond from the end of the day immediately preceding the date on which the Bond becomes due for redemption.
(c)If the Issuer fails to redeem the Bonds when due, interest will continue to accrue on the Principal Amount beyond the end of the day immediately preceding the due date for redemption until the end of the day immediately preceding the actual date of redemption of the Bonds. In this case the applicable rate of interest will be determined in accordance with this § 4. The assertion of further damages incurred by the Bondholder as a result of the default remains unaffected.
(d)Interest in respect of any period of time will be calculated on the basis of the Day Count Fraction.
(e)In these Terms and Conditions:
"Day Count Fraction" means, in respect of the calculation of an amount of interest on the Bonds for any period of time (the "Interest Calculation Period"), the number of days in the Interest Calculation Period divided by 360, calculated in accordance with the following formula:

DCF =	[360 x (Y2—Y1)] + [30 x (M2—M1)] + (D2—D1)
360

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Where:
"DCF" means Day Count Fraction;
"Y1" is the year, expressed as a number, in which the first day of the Interest Calculation Period falls;
"Y2" is the year, expressed as a number, in which the day immediately following the last day included in the Interest Calculation Period falls;
"M1" is the calendar month, expressed as a number, in which the first day of the Interest Calculation Period falls;
"M2" is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Calculation Period falls;
"D1" is the first calendar day, expressed as a number, of the Interest Calculation Period, unless such number would be 31, in which case D1 will be 30; and
"D2" is the calendar day, expressed as a number, immediately following the last day included in the Interest Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.
"Interest Payment Date" means 10 March and 10 September in each year, commencing on 10 March 2025.
"Interest Period" means the period from and including the Interest Commencement Date to but excluding the first Interest Payment Date and thereafter each period from and including an Interest Payment Date to but excluding the next following Interest Payment Date.
§ 5 Maturity, Redemption and Purchase
(a)To the extent the Bonds have not previously been redeemed, converted, or repurchased and cancelled they will be redeemed at their Principal Amount on the Maturity Date.
(b)The Issuer may, on giving not less than 55 and no more than 70 Business Days' prior notice to the Bondholders in accordance with § 14, redeem all, but not some only, of the outstanding Bonds with effect on the Redemption Date (which shall be no earlier than 1 October 2029 and no later than on the last day of the Conversion Period in accordance with clause (ii)(x) of the definition of the term "Conversion Period"). However, such notice may only be given if the Share Price on not less than 20 Trading Days during an observation period of 30 consecutive Trading Days is equal to or exceeds 150 per cent. of the Conversion Price in effect on each such Trading Day. In the case such notice is given, the Issuer will redeem the Bonds at their Principal Amount plus any accrued interest on the Redemption Date.
The Issuer must publish the notice of early redemption no later than on the fifth Business Day after the last day of the relevant 30 consecutive Trading Days' observation period.
The notice of early redemption is irrevocable and must specify (i) the Redemption Date, (ii) the last day on which Conversion Rights may be exercised by Bondholders in accordance with
§ 8(a) in connection with clause (ii)(y) of the definition of the term "Conversion Period" and
(iii)the facts which establish the right of the Issuer to redeem the Bonds.
(c)The Issuer may, on giving not less than 55 and no more than 70 Business Days' prior notice to the Bondholders in accordance with § 14, redeem all, but not some only, of the outstanding Bonds with effect on the Redemption Date (which shall fall no later than on the last day of the Conversion Period

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in accordance with clause (ii)(x) of the definition of the term "Conversion Period") if at any time the aggregate principal amount of the Bonds outstanding and held by persons other than the Issuer and its Subsidiaries has fallen to 20 per cent. or less of the aggregate principal amount of the Bonds originally issued (including any Bonds additionally issued in accordance with § 15). In the event such notice is given, the Issuer will redeem the Bonds at their Principal Amount plus any accrued interest on the Redemption Date.
The notice of early redemption is irrevocable and must specify (i) the Redemption Date, (ii) the last day on which Conversion Rights may be exercised by Bondholders in accordance with
§ 8(a) in connection with clause (ii)(y) of the definition of the term "Conversion Period" and
(iii) the facts which establish the right of the Issuer to redeem the Bonds.
(d)Any Bondholder may, at its option, by submitting a redemption notice in accordance with this § 5(d) demand from the Issuer redemption of any or all of its Bonds for which the Conversion Right was not exercised, and which were not declared due for early redemption by the Issuer in accordance with
§ 5(b) or § 5(c), at their Principal Amount plus any accrued interest on the Put Effective Date. "Put Effective Date" means 10 September 2029.
Any redemption notice will be made by means of a notice in text form to be delivered by the Bondholder through the Custodian to the Principal Paying Agent. Redemption notices will be irrevocable. The Principal Paying Agent must be in receipt of the redemption notice by no less than 30 calendar days prior to the Put Effective Date.
The exercise of the put right in accordance with this § 5(d) further requires that the Bonds to be redeemed will be delivered to the Principal Paying Agent by transferring the Bonds to the Clearstream Frankfurt account of the Principal Paying Agent (book-entry transfer).
(e)Delisting Event.
(i)If a Delisting Event occurs, the Issuer will, as soon as practicable after becoming aware thereof, give notice in accordance with § 14 of the Delisting Event (a "Delisting Event Notice"). The Delisting Event Notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Terms and Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to § 5(e)(ii).
The Delisting Event Notice must specify:
(A)all information concerning the Delisting Event;
(B)the Conversion Price immediately prior to the occurrence of the Delisting Event;
(C)the Share Price on the most recent Trading Day prior to the publication of the Delisting Event Notice;
(D)the Delisting Event Period; and
(E)the Delisting Put Effective Date.
(ii)If a Delisting Event occurs, any Bondholder may, at its option, by submitting a redemption notice in accordance with this § 5(e)(ii) demand from the Issuer redemption of any or all of its Bonds for which the Conversion Right was not exercised and which were not declared due for early redemption by the Issuer in accordance with § 5(b) or § 5(c), at their Principal Amount plus any accrued interest on the Delisting Put Effective Date.

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Any redemption notice will be made by means of a notice in text form to be delivered by the Bondholder through the Custodian to the Principal Paying Agent. Redemption notices will be irrevocable. The Principal Paying Agent must be in receipt of the redemption notice by no less than 10 calendar days prior to the Delisting Put Effective Date.
The exercise of the put right in accordance with this § 5(e) further requires that the Bonds to be redeemed will be delivered to the Principal Paying Agent by transferring the Bonds to the Clearstream Frankfurt account of the Principal Paying Agent (book-entry transfer).
(iii)Definitions
A "Delisting Event" shall occur if:
(A)the Ordinary Shares at any time are not admitted to listing and trading on a Relevant Market which is the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or an internationally recognized, regularly operating and regulated stock exchange; or
(B)if any announcement is made by the Issuer or by the Relevant Market for the Ordinary Shares that the Ordinary Shares will cease to be admitted to trading and listing on such Relevant Market, unless in any such case the Ordinary Shares are already, or such announcement confirms that the Ordinary Shares are to be immediately upon such cessation, admitted to trading and/or listing on an internationally recognized, regularly operating and regulated stock exchange which is expected to be Relevant Market for the Ordinary Shares upon such cessation.
"Delisting Event Period" means the period from and including the date on which the Delisting Event occurred to and including the 60th calendar day following the date on which the Delisting Event occurred (or the following Business Day if such day is not a Business Day).
"Delisting Put Effective Date" means the 10th Business Day after the expiry of the Delisting Event Period.
(f)The Issuer and any of its affiliates may at any time purchase Bonds in the open market or otherwise. Any Bonds purchased by the Issuer or any of its affiliates may be cancelled or held and resold.
§ 6 Payments
(a)All payments on the Bonds will be made to the Principal Paying Agent for transfer to the Clearing System or to its order for credit to the accounts of the relevant account holders of the Clearing System outside the United States. Payments on the Bonds made to the Clearing System or to its order will discharge the liability of the Issuer under the Bonds to the extent of the sums so paid.
(b)All payments of amounts due in respect of the Bonds shall be made in US dollars and will be subject to (i) applicable fiscal and other laws and regulations, and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the US Internal Revenue Code of 1986 (the "Code") or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.
(c)If the due date for payment of any amount in respect of the Bonds is not a Business Day, then the Bondholder will not be entitled to payment until the next day which is a Business Day. In such case the

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Bondholders will not be entitled to any further interest or to any other compensation on account of such delay.
§ 7    Taxes
All payments in respect of the Bonds will be made without withholding or deduction of taxes or other duties, unless such withholding or deduction is required by law.
The Issuer will not be obliged to pay any additional amounts of principal and/or interest as a result of such withholding or deduction.
§ 8    Conversion
(a)Conversion Right.
(i)The Issuer grants to each Bondholder the right (the "Conversion Right") to convert each Bond in whole, but not in part, at the Conversion Price in accordance with this § 8 on any Business Day during each Conversion Period.
(ii)The Conversion Right in accordance with § 8(a), or in accordance with § 8(a) in conjunction
§ 11(a)(ii), if applicable, may not be exercised by a Bondholder if such Bondholder has terminated its Bonds in accordance with § 5(d), § 5(e), § 11(a)(iii) or § 12 or has submitted a Conditional Conversion Notice in accordance with § 11(b)(ii)(A).
(b)Exercise of Conversion Right.
(i)To exercise the Conversion Right, the Bondholder must deliver at its own expense during the Conversion Period to the Principal Conversion Agent via its Custodian and the Clearing System a duly completed and executed exercise notice (the "Conversion Notice") (which may be by fax/email) using the then valid form (from time to time current) obtainable from the Principal Conversion Agent which must be received by the Principal Conversion Agent by 4:00 p.m. (Frankfurt time) on a Business Day. Any Conversion Notice received by the Principal Conversion Agent after 4:00 p.m. (Frankfurt time) on any Business Day, or on any day which is not a Business Day, shall be deemed to have been received by the Principal Conversion Agent on the immediately following Business Day; provided that if such following Business Day falls after the end of the Conversion Period, the relevant exercise of the Conversion Right shall be null and void. The Conversion Notice is irrevocable and will, among other things:
(A)state the name, date of birth and address (natural persons) or name, domicile and address (legal persons) as well as the fax number and email address of the exercising Bondholder;
(B)specify the aggregate principal amount of Bonds with respect to which the Conversion Right will be exercised;
(C)designate the securities account of the Bondholder or its nominee at a participant in, or account holder of, the Clearing System to which the Settlement Shares are to be delivered;
(D)give directions to the Principal Conversion Agent for the payment of any cash amount which the Bondholder is entitled to receive in accordance with these Terms and Conditions and which are to be paid by way of transfer to a US dollar denominated cash account; and
(E)if such Conversion Notice is a Conditional Conversion Notice, designate the securities account of the Bondholder or its nominee at a participant in, or account holder of, the Clearing System to which the Bonds delivered for conversion are to be redelivered if no

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Acceptance Event occurs, or if the requirements specified in § 8(b)(i) and (ii) for the valid exercise of the Conversion Right are not fulfilled and any Bonds are required to be redelivered in accordance with the ultimate paragraph of § 8(b)(iii).
(ii)The exercise of the Conversion Right further requires that the Bonds to be converted will be delivered to the Principal Conversion Agent by transferring the Bonds to the account of the Principal Conversion Agent (book-entry transfer or assignment). The transfer of any such Bond as aforesaid is irrevocable. Any Bond transferred to the Principal Conversion Agent after 4:00
p.m. (Frankfurt time) on any Business Day, or on any day which is not a Business Day, shall be deemed to have been so transferred to the Principal Conversion Agent on the immediately following Business Day; provided that if such following Business Day falls after the end of the Conversion Period, the relevant exercise of the Conversion Right shall be null and void.
(iii)Upon fulfilment of all requirements specified in § 8(b)(i) and (ii) for the exercise of the Conversion Right, the Principal Conversion Agent will verify whether the aggregate principal amount of Bonds delivered to the Principal Conversion Agent exceeds or falls short of the aggregate principal amount of Bonds specified in the Conversion Notice. The Principal Conversion Agent will determine the Aggregate Conversion Principal Amount. If the aggregate principal amount of Bonds specified in the Conversion Notice exceeds or falls short of the aggregate principal amount of Bonds in fact delivered, the Principal Conversion Agent will determine the Aggregate Conversion Principal Amount on the basis of the lower of the following amounts:
(A)the aggregate principal amount of Bonds set forth in the Conversion Notice; or
(B)the aggregate principal amount of Bonds in fact delivered for conversion.
Any Bonds delivered in excess of the number of Bonds specified in the Conversion Notice will be redelivered to the Bondholder at its cost. The Principal Conversion Agent will act in accordance with the regulations of the Clearing System.
(iv)The Conversion Right will be validly exercised on the relevant Conversion Date. The term "Conversion Date" has the following meaning:
(A)Subject to clauses (B), (C), (D) and (E) below, "Conversion Date" means the first Business Day on which all requirements for the valid exercise of the Conversion Right specified in § 8(b)(i) and (ii) have been fulfilled.
(B)If an Acquisition of Control occurs and a Bondholder validly exercises the Conversion Right in respect of any Bond in accordance with § 11(a)(ii) during the relevant Acquisition of Control Conversion Period, "Conversion Date" means the first Business Day on which all requirements for the valid exercise of the Conversion Right specified in § 8(b)(i) and (ii) have been fulfilled.
(C)If (I) a Bondholder has, during the Conditional Conversion Notice Period, (x) given a valid Conditional Conversion Notice in accordance with § 11(b)(ii)(A) and (y) delivered to the Principal Conversion Agent the Bonds to be converted in accordance with
§ 11(b)(ii)(B), and (II) the Conditional Conversion Notice has become unconditional in accordance with § 11(b)(iii)(A), "Conversion Date" means the first Business Day following the date on which the Acceptance Event has occurred.
(D)Any valid Conversion Notice received by the Principal Conversion Agent within the last 30 days of the Conversion Period in accordance with clause (ii)(x) of the definition of the term "Conversion Period" will be treated as if it were received on the last day of the

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Conversion Period. In such case "Conversion Date" means the last day of the Conversion Period, provided that the relevant Bondholder has fulfilled all requirements for the valid exercise of the Conversion Right specified in § 8(b)(i) and (ii) before the end of the Conversion Period.
(E)Any valid Conversion Notice received by the Principal Conversion Agent during the period from and including the date on which the Issuer has published the redemption notice in accordance with § 5(b) or § 5(c) to and including the last day of the Conversion Period in accordance with clause (ii)(y) of the definition of the term "Conversion Period" will be treated as if it were received on the last day of the Conversion Period. In such case "Conversion Date" means the last day of the Conversion Period, provided that the relevant Bondholder has fulfilled all requirements for the valid exercise of the Conversion Right specified in § 8(b)(i) and (ii) before the end of the Conversion Period.
(c)Net Share Settlement.
(i)The Issuer, upon any valid exercise of the Conversion Rights in respect of any Bond, will, in respect of each such Bond,
(A)(if the Net Shares are not equal to zero) convert a portion of such Principal Amount as is equal to the number of Net Shares multiplied with the Conversion Price in effect on the relevant Conversion Date into such number of Settlement Shares as is equal to the number of Net Shares, and issue and/or deliver the number of Settlement Shares in accordance with § 8(d)(i) as soon as practicable after the end of the Scheduled Calculation Period and no later than on the relevant Scheduled Settlement Date (subject to § 9(c)); and
(B)pay to the relevant Bondholder the Cash Conversion Amount by transfer to the cash account specified in the relevant Conversion Notice as soon as practicable after the end of the Scheduled Calculation Period and no later than the relevant Scheduled Settlement Date.
(ii)On the first Business Day following the end of each Scheduled Calculation Period (or, if the Cash Conversion Amount is not capable of being determined in accordance with this § 8(c)(ii) on such Business Day, as soon as practicable thereafter) the Calculation Agent will determine the Cash Conversion Amount in accordance with this § 8(c)(ii).
"Cash Conversion Amount" means, in respect of any exercise of Conversion Rights, the sum (rounded to the nearest US$ 0.01, with US$ 0.005 being rounded upwards) of the Daily Cash Conversion Amounts as determined by the Calculation Agent in respect of each Trading Day in the relevant Calculation Period.
"Daily Cash Conversion Amount" means, in respect of a Trading Day comprised in the relevant Calculation Period, the lower of the following amounts:
(A)an amount equal to the Principal Amount divided by the Number of Trading Days in respect of such Calculation Period; and
(B)the Daily Conversion Value in respect of such Trading Day, all as determined by the Calculation Agent.
"Daily Conversion Value" or "DCV" means, in respect of any Trading Day comprised in the relevant Calculation Period, the amount determined by the Calculation Agent in accordance with the following formula:

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DCV =	CR x VWAP
NTD
Where:
"CR" means the Conversion Ratio in effect on the relevant Conversion Date (subject to adjustment to but excluding the relevant Settlement Date in accordance with § 10).
"NTD" means the Number of Trading Days in respect of the relevant Calculation Period. "VWAP" means the Share Price on such Trading Day, provided that:
(A)if on any Trading Day during the relevant Calculation Period the Ordinary Share is quoted "ex dividend" or "ex subscription right" or "ex" any other distribution, allotment or grant of securities, rights or other assets the Record Date of which falls on or after the Settlement Date, the Share Price on such Trading Day shall be increased by the Fair Market Value of such distribution or other entitlement per Ordinary Share on the first Trading Day on which the Ordinary Share is traded "ex dividend" or "ex subscription right" or "ex" any other distribution, allotment or grant of securities, rights or other assets, as determined by the Calculation Agent;
(B)if on any Trading Day during the relevant Calculation Period the Ordinary Share is quoted "cum dividend" or "cum subscription right" or "cum" any other distribution, allotment or grant of securities, rights or other assets (the Record Date of which falls prior to the relevant Settlement Date) in respect of which an adjustment to the Conversion Price is required to be made in accordance with § 10 and the Adjustment Date (as defined in § 10(j)) in respect thereof falls prior to the relevant Settlement Date, the Share Price on such Trading Day shall be multiplied by the adjustment factor subsequently determined to apply to the Conversion Price in accordance with § 10 in respect thereof, as determined by the Calculation Agent; and
(C)if the VWAP is not capable of being determined as aforesaid on or prior to the third Business Day prior to the relevant Scheduled Settlement Date in respect of the relevant exercise of the Conversion Right, the VWAP shall instead be determined by an Independent Expert on or prior to the third Business Day prior to such Scheduled Settlement Date.
(iii)On the first Business Day following the end of each Scheduled Calculation Period (or, if the Cash Conversion Amount is not capable of being determined in accordance with this § 8(c)(iii) on such Business Day, as soon as practicable thereafter) the Calculation Agent will determine the Net Shares (if any) in accordance with this § 8(c)(iii).
"Net Shares" means the sum (rounded to the nearest whole multiple of 0.00001, with 0.000005 rounded upwards) of the Daily Net Shares determined by the Calculation Agent in respect of each Trading Day in the Calculation Period.
"Daily Net Shares" means,
(A)in respect of any Trading Day in respect of which the Daily Conversion Value is equal to or lower than the Principal Amount divided by the Number of Trading Days in respect of the relevant Calculation Period, zero; and
(B)in respect of any Trading Day in respect of which the Daily Conversion Value exceeds the Principal Amount divided by the Number of Trading Days in respect of the relevant Calculation Period, the number of Settlement Shares determined by the Calculation Agent in accordance with the following formula:

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A
VWAP
Where:
"A" means the (x) the Daily Conversion Value on such Trading Day minus (y) the result of the division of the Principal Amount by the Number of Trading Days in respect of the relevant Calculation Period.
"VWAP" shall have the meaning given to this term in the definition of "Daily Conversion Value" or "DCV".
(iv)If the Issuer gives notice in accordance with § 11(b)(i) of a Take-over Bid and the Conversion Right is exercised in accordance with § 11(b), notwithstanding anything to the contrary in these Terms and Conditions, the provisions in § 11(b)-(e) shall apply.
(d)Delivery of Settlement Shares.
(i)If the Net Shares in respect of any exercise of the Conversion Right are not equal to zero, the Issuer will, upon any such exercise, issue and/or deliver such number of Settlement Shares as is equal to the aggregate number of Net Shares in respect of the Aggregate Conversion Principal Amount so converted, rounded down to the nearest full Settlement Share. Any remaining fraction of a Settlement Share will not be delivered and will not be compensated in cash. Subject to § 9(c), the Settlement Shares to be delivered will be transferred to the securities account of the Bondholder specified in the Conversion Notice as soon as practicable after the end of the Scheduled Calculation Period and no later than on the relevant Scheduled Settlement Date. Until transfer of the Settlement Shares has been made no claims arising from the Settlement Shares will exist. In relation to delivery of the Settlement Shares § 9 will apply.
(ii)The Issuer will only be required to deliver the Settlement Shares and to pay the Cash Conversion Amount in accordance with § 8(c)(i)(A) if the Bondholder has paid all taxes or other duties and costs, if any, which may arise in connection with the exercise of the Conversion Right or the delivery of the Settlement Shares or the payment in accordance with § 8(c)(i)(A).
(e)Determination of the occurrence of a Parity Event or IA Parity Event
Whether a Parity Event or an IA Parity Event has (or is deemed to have) occurred will be determined as follows:
(i)Investor Notice
If a Bondholder (the "Notifying Bondholder") has delivered to the Principal Paying Agent a valid Investor Notice, the Issuer will be required to instruct the Calculation Agent no later than the second Trading Day following the Investor Notice Date (as defined below) to verify whether a Parity Event or an IA Parity Event, as the case may be, has occurred.
In order to be validly given the Investor Notice must be:
(A)received by the Principal Paying Agent no later than at 4:00 p.m. (Frankfurt time) on the fifth Business Day after the last Trading Day of the relevant Investor Reference Period;
(B)delivered by the Notifying Bondholder together with reasonable evidence that, on each Trading Day during the relevant Investor Reference Period, either:
(I)the Quote for the Bonds on such Trading Day could not be determined pursuant to clause (i) of the definition of the term "Quote for the Bonds"; or

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(II)the Quote for the Bonds on such Trading Day as determined pursuant to clause
(i)of the definition of the term "Quote for the Bonds" was less than 98 per cent. of the Closing Parity Value in respect of such Trading Day; and
(C)delivered by the Notifying Bondholder together with evidence that the Notifying Bondholder at the time of such notice is a holder of the relevant Bonds by means of a certificate of its Custodian or in any other appropriate manner.
(ii)Verification by the Calculation Agent, Issuer Notification
Upon instruction by the Issuer the Calculation Agent will verify whether a Parity Event or an IA Parity Event, as the case may be, has occurred. If in doing so the Calculation Agent determines:
(A)that the Parity Event or the IA Parity Event, as the case may be, has occurred in respect of the relevant Reference Period, the Issuer shall publish a notice to the Bondholders in accordance with § 14 specifying the relevant CoCo Conversion Period as soon as practicable following the relevant determination by the Calculation Agent and in any case no later than on the relevant Notification Date; or
(B)that no Parity Event or IA Parity Event has occurred in the relevant Reference Period, the Issuer shall notify the Notifying Bondholder thereof as soon as practicable following the relevant determination by the Calculation Agent and in any case no later than on the relevant Notification Date.
Any determination by the Calculation Agent (and, as the case may be, by an Independent Expert pursuant to this § 8(e)) will, in the absence of manifest error, be conclusive in all respects and binding upon the Issuer and all Bondholders.
When verifying whether a Parity Event or IA Parity Event has occurred, whether and at which level any Quote for the Bonds is available on any day shall be determined on such day at such time at which such Quote for the Bonds is determined by the Calculation Agent (or, as the case may be, an Independent Expert).
(iii)If, upon receipt of any valid Investor Notice, the Issuer fails to duly notify, by no later than the relevant Notification Date, (x) the Bondholders in accordance with § 8(e)(ii)(A) of the occurrence of the Parity Event or the IA Parity Event, as the case may be, or (y) the Notifying Bondholder in accordance with § 8(e)(ii)(B) that such alleged Parity Event or IA Parity Event, as the case may be, has not occurred, then a Parity Event (and the Notification Date in relation thereto) will be deemed to have occurred up to and including any Trading Day on which the Issuer makes such notification, and the Bondholders may exercise their Conversion Right during the relevant CoCo Conversion Period as set forth in clause (viii) of the definition of the term "CoCo Conversion Period".
In this § 8(e):
"Bond Price Determination Date" means the fifth Trading Day following the relevant Bond Price Unavailability Date.
A "Bond Price Unavailability Date" shall have occurred in respect of any Reference Period, as determined by the Calculation Agent, if no Quote for the Bonds is available on at least six Trading Days comprised in such Reference Period, and in any such case the Bond Price Unavailability Date shall be such sixth Trading Day.

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"Close of Business" means 4:00 p.m. New York City time or (if the then prevailing Relevant Market for the Ordinary Share is not a U.S. national securities exchange) the scheduled close of trading of the primary trading session on such Relevant Market.
"Closing Parity Value" means, in respect of any Trading Day, the amount determined in good faith by the Calculation Agent and calculated as follows:
CPV = N x ClP
Where:
CPV = the Closing Parity Value;
ClP = the Closing Price on such Trading Day, provided that if on such Trading Day the Ordinary Share is quoted "ex dividend" or "ex subscription right" or "ex" any other distribution, allotment or grant of securities, rights or other assets in respect of which an adjustment to the Conversion Price is required to be made in accordance with § 10 and such Trading Day falls prior to the relevant Adjustment Date, the Share Price on such Trading Day shall be divided by the adjustment factor subsequently determined to apply to the Conversion Price in accordance with
§ 10 in respect thereof, as determined by the Calculation Agent, and provided further that if such adjustment cannot be determined in accordance with these Terms and Conditions prior to the relevant Notification Date, the Closing Price shall instead be adjusted in such manner as is determined to be appropriate by an Independent Expert; and
N = the Principal Amount divided by the Conversion Price in effect on such Trading Day.
An "IA Parity Event" shall occur in respect of any Reference Period if, as determined by the Calculation Agent, (i) a Bond Price Unavailability Date has occurred in respect of such Reference Period, and (ii) the Quote for the Bonds on the Bond Price Determination Date (and if no such Quotes for the Bonds is available, the fair mid-market value as at as at or around 5:00
p.m. (Frankfurt time) on the Bond Price Determination Date per Bond (as determined by an Independent Expert)) is less than 98 per cent. of the Closing Parity Value in respect of such Bond Price Determination Date.
"Investor Notice" means a notice by a Notifying Bondholder to the Principal Paying Agent in text form specifying that in its opinion either a Parity Event or an IA Parity Event has occurred, together with reasonable supporting evidence.
"Investor Notice Date" means the date on which the Principal Paying Agent has received from a Notifying Bondholder a valid Investor Notice.
"Investor Reference Period" means the period of five consecutive Trading Days specified for this purpose by the Notifying Bondholder in the relevant Investor Notice.
"Leading Institution" means any bank or financial institution which is a leading, internationally recognized market maker in trading exchangeable and/or convertible bonds.
"Notification Date" means the second Business Day following (in the case of the occurrence of a Parity Event in respect of the relevant Reference Period) the Parity Event Occurrence Date or (in the case of the occurrence of an IA Parity Event in respect of the relevant Reference Period, or if neither a Parity Event nor an IA Parity Event has occurred in respect of the relevant Reference Period) the fifth Trading Day following the end of the relevant Reference Period.
A "Parity Event" shall occur in relation to any Reference Period if, as determined by the Calculation Agent, (i) the Quote for the Bonds is available in respect of at least five Trading Days comprised in such Reference Period, and (ii) on each Trading Day comprised in such

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Reference Period in respect of which the Quote for the Bonds is available, such Quote for the Bonds is less than 98 per cent. of the Closing Parity Value in respect of such Trading Day (and the fifth such Trading Day, the "Parity Event Occurrence Date" in respect of such Reference Period).
"Quote for the Bonds" on any Trading Day means:
(i)the mid Bloomberg Generic Price (or any successor thereto) per US$ 200,000 in principal amount of Bonds as at the Close of Business on such Trading Day as displayed on or derived from Bloomberg page DE000A3L06J9 Corp HP (using the setting "Last Price" or any successor page or setting), as determined by the Calculation Agent; or
(ii)if the Quote for the Bonds cannot be determined pursuant to clause (i) above, the mid-market price per US$ 200,000 in principal amount of Bonds as displayed on or derived from any other page on Bloomberg or any successor to Bloomberg providing substantially similar data to those that would otherwise have been determined pursuant to clause (i) above, as determined by an Independent Expert; or
(iii)if the Quote for the Bonds cannot be determined pursuant to neither clause (i) nor (ii) above, the mid-market price per US$ 200,000 in principal amount of Bonds as derived from any other public source (if any) providing substantially similar data to those that would otherwise have been determined pursuant to clause (i) above, as determined by an Independent Expert; or
(iv)if the Quote for the Bonds cannot be determined pursuant to neither clause (i), (ii) nor (iii) above, the arithmetic average of the mid-market prices per US$ 200,000 in principal amount of Bonds as provided by two Leading Institutions selected by an Independent Expert (if any such prices are capable of being so obtained), all as determined by an Independent Expert.
"Reference Period" means a period of 10 consecutive Trading Days commencing on the second Trading Day following the Investor Notice Date.
§ 9 Procurement of Settlement Shares, Settlement Disruption
(a)The Ordinary Shares to be issued or delivered, as the case may be, upon execution of the conversion (the "Settlement Shares") will, at the sole discretion of the Issuer
(i)either be newly issued by the Issuer; or
(ii)be existing Ordinary Shares, held by the Issuer as treasury shares, of the same class as the new shares to be delivered by or on behalf of the Issuer, provided that such delivery of existing Ordinary Shares can be legally effected and does not impair the rights which the relevant Bondholder would otherwise have.
The Settlement Shares will be credited as fully paid up and free of pre-emption rights accruing to the Shareholders on the relevant Settlement Date and will in all respects rank pari passu with the fully paid-up Shares in issue on the relevant Settlement Date.
(b)The Issuer will take all necessary steps to procure that the number of Settlement Shares as is equal to the number of Net Shares to be issued or delivered, as the case may be, to the relevant Bondholder(s) (rounded down to the nearest full Settlement Share, as provided for in § 8(d)(i)) on conversion are credited to the Bondholder(s) as soon as practicable after the end of the Scheduled Calculation Period and no later than on the relevant Scheduled Settlement Date. Further, the Issuer will procure that the Settlement Shares so issued or delivered are admitted to listing on the Relevant Market and admitted to trading on the Relevant Market on delivery to the relevant Bondholder(s).

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The Issuer will procure delivery of the Settlement Shares through the Principal Conversion Agent.
(c)If a Settlement Disruption Event occurs and the delivery of any Settlement Shares cannot be effected on or before the relevant Scheduled Settlement Date, then the Issuer is required to deliver the relevant Settlement Shares on the first succeeding Business Day on which delivery of the Settlement Shares can take place through the Clearing System or in any other commercially reasonable manner.
"Settlement Disruption Event" means an event beyond the control of the Issuer as a result of which the Clearing System cannot settle book-entry transfers of such Settlement Shares.
(d)Under no circumstances will the Issuer be required to pay to a converting Bondholder the value of the Net Shares (or the value of the Acceptance Event Net Shares, as the case may be) in cash or other assets upon a valid exercise of the Conversion Right.
§ 10 Adjustment of the Conversion Price
(a)Capital Increase from Conversion of the Capital Reserve or Retained Earnings, Share Split or Combining of Shares and Capital Decrease.
(i)If, prior to the relevant Settlement Date, the Issuer increases its share capital by way of conversion of the capital reserve or retained earnings by issuing new Ordinary Shares (other than constituting a Scrip Dividend), the Conversion Price will be adjusted in accordance with the following formula:

CPa =	CP	X	No
Nn
Where:
CPa = the adjusted Conversion Price;
CP = the Conversion Price in effect immediately prior to the Adjustment Date (subject to
§ 10(h));
Nn = the number of issued Ordinary Shares after the share capital increase; and No = the number of issued Ordinary Shares before the share capital increase.
If the share capital increase by way of conversion of the capital reserve or retained earnings is not effected by issuing new Ordinary Shares but by means of an increase of the nominal amount (nominale waarde) per Ordinary Share, the Conversion Price will not be adjusted and will remain unchanged. In this case the relevant Settlement Shares will be delivered with their increased nominal amount per Ordinary Share.
(ii)If, prior to the relevant Settlement Date, the Issuer:
(A)increases the number of Ordinary Shares issued by reduction of the nominal amount per Ordinary Share (share split) or reduces the number of issued Ordinary Shares by increasing the nominal amount per share with no change in the share capital (reverse share split); or
(B)reduces its share capital by combining Ordinary Shares,
the Conversion Price will be adjusted in accordance with § 10(a)(i) to the extent not otherwise provided for in § 10(a)(iii).
(iii)If, prior to the relevant Settlement Date, the Issuer decreases the share capital of the Issuer by way of a reduction of the nominal amount per Ordinary Share, the Conversion Price will not be

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adjusted and will remain unchanged. In this case the relevant Settlement Shares will be delivered with their respective new nominal amount per Ordinary Share.
No adjustment of the Conversion Price will be made in case of a capital decrease by cancelling Ordinary Shares held in treasury.
(b)Capital Increase against cash contributions with Subscription Rights. If, prior to the relevant Settlement Date, the Issuer increases its share capital through the issuance of new Ordinary Shares against cash contributions while granting its Shareholders a direct or indirect subscription right (rights issue) (other than constituting a Scrip Dividend), at consideration receivable per Ordinary Share which is less than 95 per cent. of the Share Price on the date on which the terms of such issue or grant are for the first time publicly announced, the Conversion Price will be adjusted in accordance with the following formula:

CPa =	CP	X	[	No	X	(1—	I + D	)	+	I + D	]
				Nn			M			M
Where:
CPa = the adjusted Conversion Price;
CP = the Conversion Price in effect immediately prior to the Adjustment Date (subject to § 10(h));
Nn = the sum of (i) No (as defined below) and (ii) the maximum number of Ordinary Shares as may be issued pursuant to such share capital increase (determined on the basis of the number of issued Ordinary Shares before the share capital increase in respect of which such direct or indirect subscription right has been granted);
No = the number of issued Ordinary Shares on the Record Date of the share capital increase;
I = the subscription price of the new Ordinary Shares (translated (if necessary) into US dollars at the Relevant FX Rate on the Ex-Date) as determined by the Calculation Agent;
D = the dividend disadvantage (not discounted) (converted (if necessary) into US dollars at the Relevant FX Rate on the Ex-Date as determined by the Calculation Agent), if any, of the new Ordinary Shares compared to the existing Ordinary Shares on the Record Date of the share capital increase, as determined by the Calculation Agent; and
M = the Average Market Price.
There will be no adjustment of the Conversion Price if CPa would, by applying the above formula, be greater than CP.
(c)Issue of Other Securities with Subscription Rights. If, prior to the relevant Settlement Date, the Issuer grants to its Shareholders direct or indirect subscription rights in relation to
(i)any Ordinary Shares held in treasury (other than constituting a Scrip Dividend);
(ii)any securities with subscription, option or conversion rights or conversion obligations in relation to Ordinary Shares (but excluding the granting of subscription rights in the course of share capital increases in accordance with § 10(b)); or
(iii)any other debt securities, participation rights or other securities of the Issuer
(the securities listed in (i) through (iii) together, the "Other Securities"), the Conversion Price will be adjusted in accordance with the following formula:

CPa =	CP	X	M—F
M

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Where:
CPa = the adjusted Conversion Price;
CP = the Conversion Price in effect immediately prior to the Adjustment Date (subject to § 10(h)); M = the Average Market Price; and
F = the Fair Market Value of the direct or indirect rights to subscribe for such Other Securities to which a Shareholder is entitled per Ordinary Share on the Ex-Date of such grant, provided that an adjustment will only be made if F > 0.
(d)Distributions. If, prior to the relevant Settlement Date, the Issuer distributes, allots or grants to its Shareholders:
(i)any assets (not falling under clauses (ii), (iii) or (iv) below) including any dividend in kind but excluding any Cash Dividend and excluding any Spin-off Shares; or
(ii)any Cash Dividend; or
(iii)any debt securities, warrants or conversion rights (with the exclusion of the rights mentioned above in § 10(c));or
(iv)any put options in the case of a repurchase of Ordinary Shares, the Conversion Price will be adjusted in accordance with the following formula:

CPa =	CP	X	M—F
M
Where:
CPa = the adjusted Conversion Price;
CP = the Conversion Price in effect immediately prior to the Adjustment Date (subject to § 10(h)); M = the Average Market Price;
F = the Fair Market Value of such assets, Cash Dividend, debt securities, warrants, conversion rights or put options distributed, allotted or granted per Ordinary Share to which a Shareholder is entitled on the Ex-Date of such distribution, allotment or grant, provided that an adjustment will only be made if F > 0.
Several adjustments in accordance with § 10(d) will be made and calculated independently and separately of each other, even if the relevant resolutions and/or distributions are made on the same day.
(e)Merger or Split-up. If a merger or a split-up of the Issuer as transferor entity occurs prior to the relevant Settlement Date, each Bondholder will be entitled to receive equivalent rights in the transferee entity or entities.
(f)Demerger. If a demerger of the entire business or a part thereof of the Issuer or one or more of its Subsidiaries occurs prior to the relevant Settlement Date, the Conversion Price will be adjusted in accordance with the following formula:

CPa =	CP	X	M—F
M
Where:
CPa = the adjusted Conversion Price;

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CP = the Conversion Price in effect immediately prior to the Adjustment Date (subject to § 10(h)); M    = the Average Market Price; and
F    = the Fair Market Value of the number of Spin-off Shares to which a Shareholder is entitled per Ordinary Share, on the Ex-Date of the demerger, provided that an adjustment will only be made if F > 0.
(g)If a merger of the Issuer as the acquiring entity, or a hive down of one asset or several assets by the Issuer, or an analogous event occurs prior to the relevant Settlement Date, the Conversion Price will remain unchanged.
(h)If adjustments of the Conversion Price are required under more than one of § 10(a), (b), (c), (d), (e) and/or (f), or if the calculation of an adjustment under one of these provisions is based on market values which are required to be adjusted under another of these provisions beforehand, then such adjustment will be made:
(x)in the case of adjustments with the same Record Date, by applying, first § 10(a)(ii), second
§ 10(d), third § 10(a)(i), fourth § 10(b), fifth § 10(c), sixth § 10(e) and finally § 10(f), but only to the extent each such provision is applicable in accordance with its terms; and
(y)in all other cases, by applying the relevant clauses in the sequence in which their Adjustment Dates occur.
If in any of the cases referred to in this § 10(h), the calculation of an adjustment under one of the clauses above is made subsequent to the application of any of the other clauses, and if the calculation of the second or any subsequent adjustment refers to the Average Market Price or the Share Price in a period prior to the Ex-Date for a measure requiring adjustment in accordance with the clause which is to be applied first, the Average Market Price or the Share Price for those periods, for purposes of the calculation of the subsequent adjustments, will be multiplied by the factor used for the multiplication of the preceding adjustment. To the extent that a Fair Market Value is to be calculated in consideration of the value of the Ordinary Share during such period, the Calculation Agent or an Independent Expert, as the case may be, will calculate the relevant Fair Market Value, where applicable, on the basis of the value of the Ordinary Share so adjusted.
(i)If
(x)the Issuer determines, or
(y)the Principal Paying Agent has received notices from Bondholders holding Bonds in an aggregate principal amount of at least 10 per cent. of the aggregate principal amount of all Bonds then outstanding in which the Bondholders determine that another adjustment for dilution should be made as a result of one or more events or circumstances not referred to above in § 10(a) to (h) (except for events or circumstances that are specifically excluded from the operation of § 10(a) to (h)), the Issuer will, at its own expense and in consultation with the Calculation Agent, request an Independent Expert to determine as soon as practicable what further adjustment (if any) is fair and reasonable to take account thereof and the Adjustment Date. The Independent Expert will determine such adjustment (if any) which will take effect in accordance with such determination on the Adjustment Date.
No adjustments will be made in relation to the issuance of shares (including Ordinary Shares), stock options or convertible participation rights and/or stock ownership programs and/or similar

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programs for any members of the management board (bestuur) (or, in the case of affiliates, their corporate bodies or boards) and/or employees of the Issuer and/or any of its affiliates.
No adjustments shall furthermore be made in relation to the issue of Ordinary Shares or Other Securities for which the subscription right of the Shareholders has been indirectly or directly excluded.
(j)Adjustments in accordance with this § 10 will become effective as of the beginning of the Adjustment Date.
"Adjustment Date" means:
(i)in the case of an adjustment in accordance with § 10(a), the date on which the relevant event triggering the adjustment becomes effective, as determined by the Calculation Agent;
(ii)in the case of an adjustment in accordance with § 10(b), § 10(c), § 10(d) or § 10(f), the relevant Ex-Date or, if later, the first date on which such adjustment is capable of being determined;
(iii)in the case of an adjustment in accordance with § 10(e), the date on which the merger or the split-up of the Issuer becomes effective; or
(iv)in the case of an adjustment in accordance with § 10(i), the date on which such adjustment becomes effective, as determined by the Independent Expert.
In the case of any Bond in respect of which the Conversion Right has been exercised no adjustments in accordance with this § 10 will be made if:
(i)the Adjustment Date falls on or after the relevant Settlement Date; or
(ii)the Record Date of the relevant event triggering an adjustment to the Conversion Price in accordance with § 10 falls on or after the relevant Settlement Date.
(k)Adjustments in accordance with this § 10 or § 11(c)(i) will be calculated by the Calculation Agent (unless otherwise specified), subject to § 13(c). The Conversion Price determined in accordance with this § 10 or § 11(c)(i), if not an integral multiple of US$ 0.0001, will be rounded down to the nearest whole multiple of US$ 0.0001, and any subsequent adjustment to the Conversion Price shall be made on the basis of such Conversion Price so rounded.
(l)Notwithstanding anything to the contrary in these Terms and Conditions, the Conversion Price applicable in respect of any exercise of Conversion Rights shall never be lower than the nominal amount per Ordinary Share prevailing on the relevant Conversion Date. If the Conversion Price in effect on such date is lower than such nominal amount per Ordinary Share, the Conversion Price applicable to such exercise shall instead be such nominal amount per Ordinary Share, and the Issuer will not be obliged to compensate the Bondholders by a cash payment or in any other way.
(m)In these Terms and Conditions, the following terms will have the following meanings:
"Average Market Price" means the arithmetic average of the daily Share Prices on the three consecutive Trading Days ending on (and including) the Trading Day immediately preceding the Ex-Date, as calculated by the Calculation Agent.
"Cash Dividend" means any cash dividend or other cash distribution paid by the Issuer per Ordinary Share prior to deduction of any withholding tax.
If the Issuer grants to its Shareholders an option to receive any Cash Dividend distributed in the form of Ordinary Shares or other securities, rights or assets in lieu of the cash amount thereof (the cash dividend subject to such option, a "Scrip Dividend"), then such Scrip Dividend shall

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be deemed to be a Cash Dividend in an amount determined in accordance with clause (ii) of the definition of the term "Fair Market Value".
"Ex-Date" means the first Trading Day on which the Ordinary Share is traded "ex dividend" or "ex subscription right" or "ex" any other distribution, allotment or grant of securities, rights or other assets.
"Fair Market Value" of a dividend, a subscription right or any other distribution, allotment or grant of securities (including Spin-off Shares), rights or other assets, on any FMV Date, means,
(i)if the Issuer pays to its Shareholders a Cash Dividend (other than a Scrip Dividend) or distributes any other cash amount, the amount of such Cash Dividend or the amount of such other distribution in cash per Ordinary Share prior to deduction of any withholding tax on such FMV Date, as determined by the Calculation Agent;
(ii)in the case of a Scrip Dividend, the greater, as determined by the Calculation Agent, of the following amounts:
(A)the cash amount thereof on such FMV Date; and
(B)the value of the Ordinary Shares or other securities, rights or assets offered by the Issuer as an alternative to such cash amount. Such value will be equal to,
(I)in the case of Ordinary Shares,
(1)the fair market value of such Ordinary Shares on such FMV Date as calculated pursuant to the formula in clause (iii) below, or
(2)if the Scrip Determination Date falls on or after the Ex-Date of the Scrip Dividend, the product of the number of Ordinary Shares distributed per existing Ordinary Share and the arithmetic average of the daily Share Prices on the three consecutive Trading Days ending on and including the Trading Day immediately preceding the Scrip Determination Date (provided that if the Ordinary Share is quoted "cum" such Scrip Dividend on one or more of such Trading Days, the relevant daily Share Price on each such Trading Day shall be reduced by an amount equal to the fair market value of such Scrip Dividend on the Ex-Date of such Scrip Dividend), and
(II)in the case of other securities, rights or other assets, the fair market value of such other securities, rights or other assets, as determined pursuant to clause (iv) or, as the case may be, clause (v) below, on the later of the following days: (1) the Ex- Date of the Scrip Dividend and (2) the Scrip Determination Date, all as determined by the Calculation Agent;
(iii)in the case of Ordinary Shares (for the purposes of § 10(d)(i) or clause (ii)(B)(I)(1) above), the amount calculated by the Calculation Agent in accordance with the following formula:

F =	M x N
(1 + N)
Where:
F    = the Fair Market Value on such FMV Date;
M    = the Average Market Price; and
N    = the number of Ordinary Shares distributed per existing Ordinary Share;

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(iv)in the case of any other distribution, allotment or grant of other securities (including Spin-off Shares), rights or other assets which are publicly traded on a Relevant Market of adequate liquidity (as determined by the Calculation Agent), the number of such other securities, rights or other assets distributed, allotted or granted per Ordinary Share multiplied by the arithmetic average of the daily Security Prices of such security, right or other asset on the five Trading Days (or such shorter period as such securities, rights or other assets are publicly traded) beginning on such FMV Date (or, if later, the Adjusted FMV Date), as calculated by the Calculation Agent; or
(v)in the case of any other distribution, allotment or grant of other securities (including Spin-off Shares), rights or other assets which are not publicly traded on a stock exchange or securities market of adequate liquidity, the fair market value on such FMV Date of such other securities, rights or other assets distributed, allotted or granted per Ordinary Share as determined by an Independent Expert, in each case translated (if necessary) into US dollars at the Relevant FX Rate on the relevant FMV Date (or the relevant Adjusted FMV Date, if applicable).
Where:
"Adjusted FMV Date" means the first such Trading Day on which the relevant securities, rights or other assets are publicly traded.
"FMV Date" means any date for which the Fair Market Value of any security, right or other asset is to be determined.
"Scrip Determination Date" means, in respect of a Scrip Dividend, the later of the following days: (i) the last date on which a Shareholder can make such election as is referred to in the definition of "Scrip Dividend", and (ii) the date on which the number of Ordinary Shares or other securities, rights or assets granted per existing Ordinary Share is determined.
"Record Date" means the relevant time for the determination of the entitlement of the Shareholders to receive securities, rights, subscription rights, option or conversion rights, a dividend, a distribution or Spin-off Shares or other entitlement (or any other equivalent time in respect of the relevant circumstances as determined by the Calculation Agent (provided that the Calculation Agent determines, in its sole discretion, that it is capable, acting in such Calculation Agent capacity, of performing such determination) or an Independent Expert).
"Security Price" on any Trading Day means
(i)the volume-weighted average price of the relevant security, right or other asset on the Relevant Market on the relevant Trading Day
(A)appearing on the Bloomberg screen page HP (setting "Weighted Average Line") for such security, right or other asset in respect of the Relevant Market and the relevant Trading Day on the Bloomberg information system (or any successor screen page or setting), or
(B)if no such volume-weighted average price of the security, right or other asset is available as aforesaid from the Bloomberg information system, the volume-weighted average price of such security, right or other asset during the primary trading session on the Relevant Market on the relevant Trading Day as derived from the Relevant Market (or other appropriate source as determined by an Independent Expert), or

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(ii)if no such volume-weighted average price of the security, right or other asset is available, the official closing price of the security, right or other asset as reported for the primary trading session on the Relevant Market on the relevant Trading Day, or
(iii)if no such official closing price of the security, right or other asset is reported on the Relevant Market on the relevant Trading Day, the last reported official quotation of the security, right or other asset on the Relevant Market, during the primary trading session on the relevant Trading Day, or
(iv)if no such quotations or prices are available, an Independent Expert will determine the Security Price on the basis of such quotations or other information as such Independent Expert considers appropriate; any such determination will be conclusive. Any reference in these Terms and Conditions to the Security Price will include, if the determination of the Security Price is discontinued, a reference to a quotation which replaces the Security Price (x) by operation of law or (y) on the basis of generally accepted market practice, in each case translated (if necessary) into US dollars at the Relevant FX Rate on such Trading Day.
"Spin-off Shares" means the shares in the acquiring entity (or acquiring entities) which a shareholder of the Issuer is entitled to receive in the course of the demerger.
(n)The Issuer will give notice in accordance with § 14 of an adjustment to the Conversion Price pursuant to this § 10 or § 11(c)(i) and/or any other adjustment to the terms of the Conversion Right as soon as practicable.
(o)In making any calculation or determination of a Share Price, a Security Price, a Fair Market Value or an Average Market Price, adjustments (if any) shall be made as the Calculation Agent (provided that the Calculation Agent determines, in its sole discretion, that it is capable, acting in such Calculation Agent capacity, of performing such adjustment) or as an Independent Expert considers necessary and appropriate to reflect any issue of Ordinary Shares as a result of a share capital increase from the conversion of the capital reserve or retained earnings (§ 10(a)(i)), any share split/reverse share split of the Ordinary Shares or combining of Ordinary Shares (§ 10(a)(ii)), any issue of Ordinary Shares as a result of a share capital increase with subscription rights (§ 10(b)), any issue of Other Securities with subscription rights (§ 10(c)) or any similar event, or to take account (to the extent as such Independent Expert considers necessary and appropriate) of any distribution or other entitlement in respect of which the Ordinary Share is quoted "cum" or "ex" on the relevant day or during part or all of the relevant period.
§ 11 Acquisition of Control, Take-over Bid
(a)Acquisition of Control.
(i)If an Acquisition of Control occurs (whether or not in the context of a Take-over Bid), the Issuer will, as soon as practicable after becoming aware thereof, fix the Control Record Date and give notice in accordance with § 14 of the Acquisition of Control, the Control Record Date and the adjusted Conversion Price determined in accordance with § 11(c)(i).
(ii)If, during the Conversion Period, an Acquisition of Control occurs and a Bondholder validly exercises the Conversion Right in respect of any Bond during the relevant Acquisition of Control Conversion Period such that the Conversion Date falls on or prior to the last day of the Acquisition of Control Conversion Period, then the Conversion Price for purposes of § 8 will be the Conversion Price adjusted in accordance with § 11(c)(i).

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"Acquisition of Control Conversion Period" in relation to any relevant Acquisition of Control means the period from and including the date on which the Issuer gives notice in accordance with § 11(a)(i) of such Acquisition of Control to and including the earlier of (A) 4:00 pm (Frankfurt time) on the Control Record Date and (B) the end of the Conversion Period.
The Conversion Right in accordance with this § 11(a)(ii) in conjunction with § 8(a) may not be exercised by a Bondholder if such Bondholder has terminated its Bonds in accordance with § 5(d), § 5(e), § 11(a)(iii) or § 12 or has submitted a Conditional Conversion Notice in accordance with § 11(b)(ii)(A).
(iii)If the Issuer gives notice in accordance with § 11(a)(i) of the Acquisition of Control, each Bondholder may, at its option, during the period from and including the date on which such notice is given and ending at 4:00 p.m. (Frankfurt time) on the date falling 10 Business Days prior to the Control Record Date, declare all or some only of its Bonds not previously converted or redeemed due by giving notice in accordance with § 11(a)(iv) which notice will take effect on the Control Record Date.
(iv)The relevant Bondholder must give the notice by delivering it in text form via its Custodian to the Principal Paying Agent in accordance with the rules and procedures of the Clearing System. The notice is irrevocable. The relevant Bondholder must provide evidence by means of a certificate from its Custodian or in any other appropriate manner that they are the holder of the respective Bond(s) at the time of giving the notice and deliver to the Principal Paying Agent the Bond(s) for which the put right is being exercised.
If a Bondholder gives notice in accordance with this § 11(a)(iv), the Issuer must redeem the Bond(s) for which the put right is being exercised at their Principal Amount plus any accrued interest on the Control Record Date.
(b)Take-over Bid.
(i)If, during the Conversion Period, any Bidder publishes a Take-over Bid in accordance with
§ 14(2) WpÜG, the Issuer will give notice in accordance with § 14 of the Take-over Bid and of the prospective Acceptance Record Date as soon as practicable after becoming aware of the publication.
(ii)Conditional Conversion Notice
(A)If (I) the Issuer gives notice in accordance with § 11(b)(i) of a Take-over Bid and if
(II) the Acceptance Record Date falls on or prior to the last day of the Conversion Period, each Bondholder has the conditional right to convert each Bond in whole, but not in part, at the Conversion Price adjusted in accordance with § 11(c)(i) by delivering, at its own expense, a Conversion Notice that is conditional on the occurrence of an Acceptance Event and designated as conditional (the "Conditional Conversion Notice") using the then valid form of Conditional Conversion Notice obtainable from the Principal Conversion Agent. § 8(b)(i) shall apply mutatis mutandis to the Conditional Conversion Notice, subject to the following: the Conditional Conversion Notice must be received by the Principal Conversion Agent during the Conditional Conversion Notice Period, and it is irrevocable even if the acceptance period pursuant to § 16(1) WpÜG is extended after the submission of the Conditional Conversion Notice or if an Acquisition of Control occurs prior to the Settlement Date. Where any such Conditional Conversion Notice is validly submitted on a day which falls in more than one Conditional Conversion Notice

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Periods, such notice shall specify in respect of which Take-over Bid the Conditional Conversion Notice applies.
(B)In addition, the Bondholder is required to deliver to the Principal Conversion Agent the Bonds to be converted in accordance with § 8(b)(ii) during the Conditional Conversion Notice Period. § 8(b)(ii) will apply mutatis mutandis to the delivery of Bonds in respect of a Conditional Conversion Notice.
(iii)If, on or prior to the last day of the Conversion Period, an Acceptance Event occurs and the requirements specified in § 11(b)(ii)(A) and (B) for the exercise of the conditional Conversion Right are fulfilled, then the following applies:
(A)Any Conditional Conversion Notice becomes unconditional (and the Conversion Right in respect of the relevant Bonds shall be deemed to have been exercised pursuant to
§ 11(b)(ii) and (iii)) on the day on which the Acceptance Event occurs, regardless of whether that day is a Business Day.
(B)The Issuer will give notice in accordance with § 14 of this fact, the adjusted Conversion Price determined in accordance with § 11(c)(i) and the Acceptance Record Date as soon as practicable after the publication by the Bidder of the announcement triggering the occurrence of the Acceptance Event.
(C)The relevant Conversion Date will be determined in accordance with § 8(b)(iv)(C).
(D)The number of Settlement Shares determined in accordance with § 11(d) and § 8(d)(i) must be transferred to the securities account of the converting Bondholder or its nominee specified in the Conditional Conversion Notice as soon as practicable after the occurrence of the Acceptance Event and no later than on the relevant Scheduled Settlement Date.
(iv)If it is certain that no Acceptance Event will occur, or if the Acceptance Event occurs after the last day of the Conversion Period, the Conditional Conversion Notice expires.
(v)If, during the Conditional Conversion Notice Period, a Bondholder delivers a Conversion Notice that is not designated as a Conditional Conversion Notice, such notice will be treated as a normal Conversion Notice in accordance with § 8(a) or in accordance with § 8(a) in conjunction with
§ 11(a)(ii), if applicable, and § 11(b)(ii) and (iii) will not apply to such Conversion Notice.
If a Bondholder delivers to the Principal Conversion Agent the Conditional Conversion Notice and/or the Bonds to be converted after the end of the Conditional Conversion Notice Period, such notice likewise will be treated as a Conversion Notice in accordance with § 8(a) or in accordance with § 8(a) in conjunction with § 11(a)(ii), if applicable, and
§ 11(b)(ii) and (iii) will not apply to such Conversion Notice.
(vi)The conditional Conversion Right in accordance with this § 11(b) may not be exercised by a Bondholder if such Bondholder has terminated its Bonds in accordance with § 5(d), § 5(e),
§ 11(a)(iii) or § 12 or has submitted a Conversion Notice in accordance with § 8(a) or in accordance with § 11(a)(ii) in conjunction with § 8(a), if applicable.
(c)Adjustment of the Conversion Price.
(i)If

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(A)upon the occurrence of an Acquisition of Control, a Bondholder exercises its Conversion Right in accordance with § 8(a) in conjunction with § 11(a)(ii) such that the Conversion Date falls on or prior to the last day of the Acquisition of Control Conversion Period; or
(B)a Bondholder has validly submitted a Conditional Conversion Notice which has become unconditional in accordance with § 11(b)(iii)(A), then the Conversion Price in respect of any such exercise of the Conversion Right (or the conditional Conversion Right, as the case may be) shall be adjusted as follows:

CPa =	CP
	1 + Pr	X	c
t
Where:
CPa = the adjusted Conversion Price;
CP = the Conversion Price on the day immediately preceding the day on which the Acceptance Event or the Acquisition of Control, as applicable, occurs, subject to § 11(c)(iii);
Pr    = the initial conversion premium of 44.0 per cent.;
c = the number of days from and including the date on which the Acquisition of Control or the Acceptance Event, as applicable, occurs to but excluding the Maturity Date, subject to
§ 11(c)(iii); and
t = the number of days from and including the date of issue of the Bonds to but excluding the Maturity Date.
The Conversion Price so adjusted in respect of the relevant exercise of the Conversion Right (or the conditional Conversion Right, as the case may be) shall remain subject to adjustment in accordance with § 10 (but not any repeated adjustment in accordance with this §11(c)(i)).
(ii)Adjustment in accordance with clause (i) becoming effective
In the case of an Acquisition of Control and any conversion in accordance with
§ 11(b)(ii) and (iii), the adjustment to the Conversion Price in accordance with this
§ 11(c) will become effective on the date on which the Acquisition of Control occurs.
In the case of a Take-over Bid, the adjustment to the Conversion Price in accordance with this § 11(c) will become effective the date on which the Acceptance Event occurs.
(iii)Exclusion of multiple adjustments
In the case of a Take-over Bid, in which an Acceptance Event as well as an Acquisition of Control occurs, the Conversion Price shall be adjusted in accordance with
§ 11(c)(i) only once.
In no event shall the Conversion Price be adjusted more than once in accordance with
§ 11(c)(i) during any period starting with the notice by the Issuer of an Acquisition of Control or a Take-over Bid and ending on the Control Record Date (in case of an Acquisition of Control) or the day of the settlement of the Take-over Bid (in case of a Take-over Bid).

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(iv)§ 10(k), (l) and (n) apply mutatis mutandis.
(d)Net Share Settlement following an Acceptance Event.
(i)The Issuer, upon any valid exercise of the Conversion Rights in accordance with § 11(b), will, in respect of the Principal Amount per Bond,
(A)convert a portion of the Principal Amount as is equal to the number of Acceptance Event Net Shares multiplied with the Conversion Price adjusted in accordance with § 11(c) into such number of Settlement Shares as is equal to the number of Acceptance Event Net Shares, and issue and/or deliver the number of Settlement Shares in accordance with
§ 8(d)(i) applied mutatis mutandis as soon as practicable after the occurrence of the Acceptance Event and no later than on the relevant Scheduled Settlement Date (subject to § 9(c)); and
(B)pay to the relevant Bondholder the Acceptance Event Cash Conversion Amount by transfer to the cash account specified in the relevant Conditional Conversion Notice as soon as practicable after the occurrence of the Acceptance Event and on the relevant Scheduled Settlement Date.
(ii)On or prior to the Conversion Date the Calculation Agent will determine the Acceptance Event Cash Conversion Amount in accordance with this § 11(e)(ii).
"Acceptance Event Cash Conversion Amount" means the lower of the following amounts:
(A)the Principal Amount; and
(B)the Acceptance Event Conversion Value, all as determined by the Calculation Agent.
"Acceptance Event Conversion Value" or "AECV" means the amount (rounded to the nearest US$ 0.01, with US$ 0.005 being rounded upwards) determined by the Calculation Agent in accordance with the following formula:
AECV = AECR x OP
Where:
"AECR" or "Acceptance Event Conversion Ratio" per Bond is equal to the Principal Amount divided by the Conversion Price adjusted in accordance with § 11(c); and
"OP" means the Offer Price, translated (if necessary) into US dollars at the Relevant FX Rate on the Acceptance Record Date.
(iii)On or prior to the Conversion Date the Calculation Agent will determine the Acceptance Event Net Shares in accordance with this § 11(d)(iii).
"Acceptance Event Net Shares" means,
(A)if the Acceptance Event Conversion Value is equal to or lower than the Principal Amount, zero; and
(B)if the Acceptance Event Conversion Value exceeds the Principal Amount, the number of Settlement Shares determined by the Calculation Agent in accordance with the following formula (rounded to the nearest whole multiple of 0.00001, with 0.000005 rounded upwards):

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B
OP
Where:
"B" means (x) the Acceptance Event Conversion Value minus (y) the Principal Amount; and
"OP" has the meaning set out in clause (ii) above.
(e)Definitions. In these Terms and Conditions, the following terms will have the following meanings:
An "Acceptance Event" occurs when upon a Take-over Bid (i) after the expiry of the Initial Acceptance Period, the Bidder has published an announcement pursuant to § 23(1) sentence 1 No. 2 WpÜG according to which the Take-over Bid has been accepted for a number of Ordinary Shares which (together with Ordinary Shares already held by or attributable to the Bidder pursuant to the provisions of § 30 WpÜG) corresponds at least to such number of Ordinary Shares as are necessary to provide Control, and (ii) the Bidder has published an announcement according to which all offer conditions (including any minimum acceptance thresholds) have been satisfied at the latest upon expiry of the Initial Acceptance Period, except for (x) such offer conditions that have been validly waived and (y) such offer conditions the satisfaction of which may remain pending upon the expiration of the Initial Acceptance Period (such as conditions in relation to regulatory approvals, in particular merger control approvals, or the completion of capital measures of the Bidder in order to secure the offer consideration); provided, however, that an Acceptance Event cannot occur anymore if any offer condition cannot be fulfilled (already before or at the same time) any longer and the offer has, thus, failed.
"Acceptance Record Date" means the last day of the Initial Acceptance Period. An "Acquisition of Control" will be deemed to have occurred:
(i)if after the date of issue of the Bonds any Person or Persons ("Relevant Person(s)") and/or any Person or Persons acting on behalf of any such Relevant Person(s), (irrespective of whether the management board or the supervisory board of the Issuer has given its consent thereto) acquire(s) Control of the Issuer (unless the acquirer is a credit institution, financial service provider or agent that acquires the relevant Ordinary Shares only temporarily in a transitory function in connection with the implementation of a capital measure or corporate action; or
(ii)in the event of a Mandatory Offer for Ordinary Shares of the Issuer a situation arises in which
(x)Ordinary Shares of the Issuer already in the direct or indirect, legal and/or beneficial, ownership (within the meaning of the Dutch Act on Financial Supervision) of the Bidder and
(y)Shares in the Issuer in relation to which the Mandatory Offer has already been accepted, carry in aggregate 50 per cent. or more of the voting rights in the Issuer.
"Bidder" is the Person making the Take-over Bid or the Mandatory Offer.
"Conditional Conversion Notice Period" means the period from and including the day on which the Issuer gives notice in accordance with § 11(b)(i) to and including the earlier of
(x) 4:00 pm (Frankfurt time) on the Acceptance Record Date and (y) the end of the Conversion Period.
"Control" means direct or indirect ownership of Ordinary Shares, alone or acting in concert with other parties (within the meaning of article 5:70 of the Dutch Act on Financial Supervision), carrying an aggregate 50 per cent. or more of the voting rights in the Issuer.

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"Control Record Date" means the Business Day fixed by the Issuer in accordance with
§ 11(a)(i) which will be not less than 40 and no more than 60 days after the date on which the notice of the Acquisition of Control is published in accordance with § 14.
"Initial Acceptance Period" means the acceptance period pursuant to § 16(1) WpÜG (taking into account extensions of this period, if any, pursuant to, or in accordance with, applicable laws and regulations), but not the additional acceptance period pursuant to § 16(2) WpÜG.
"Mandatory Offer" means any mandatory offer for Ordinary Shares, pursuant to article 5:70 of the Dutch Act on Financial Supervision or – in case the Issuer is not or no longer subject to the Dutch Act on Financial Supervision but to the comparable takeover regulation of another jurisdiction – according to this comparable takeover regulation, which is addressed to the Shareholders by any Person other than the Issuer.
"Offer Price" means the consideration offered by the Bidder, including subsequent increases of the consideration to the extent that the Bidder publishes such increases no later than the date on which the Acceptance Event occurs, provided that:
(i)if the consideration comprises solely cash which is expressed by the Bidder in the relevant offer document as a single fixed amount in a single currency, the Offer Price shall be deemed to be such fixed cash amount in the currency in which it is so expressed by the Bidder (whether or not such cash amount may be subsequently paid to certain holders of the Ordinary Shares in another currency based on the exchange rate prevailing at or around the date of payment of such cash amount); and
(ii)in any other case, including without limitation if the consideration is a fixed cash amount expressed in more than one currency, if the consideration comprises shares, or if there is more than a single type of consideration, the Offer Price shall be the amount of any such consideration as at 4:00 pm (Frankfurt time) on the Acceptance Record Date, as determined by an Independent Expert.
"Take-over Bid" means any voluntary take-over bid for the acquisition of Ordinary Shares of the Issuer, subject to the Dutch Act on Financial Supervision or – in case the Issuer is not or no longer subject to the Dutch Act on Financial Supervision but to the comparable takeover regulation of another jurisdiction – according to this comparable takeover regulation, which is addressed to the Shareholders by any Person other than the Issuer.
§ 12 Termination Rights of the Bondholders
(a)Each Bondholder will be entitled to declare all or some only of its Bonds due and demand immediate redemption of such Bonds at the Principal Amount plus any accrued interest if any of the following events (each an "Event of Default") occurs:
(i)the Issuer fails to pay principal or any other amount in respect of the Bonds within three Business Days from the relevant due date;
(ii)the Issuer fails to duly perform any other obligation arising from the Bonds and such default, except where such default is incapable of remedy, continues unremedied for more than 60 calendar days after the Issuer (through the Principal Paying Agent) has received notice thereof from a Bondholder;
(iii)(A) any Capital Markets Indebtedness of the Issuer or any Material Subsidiary is declared to be due and payable prior to its stated maturity as a result of any default (however described) and the aggregate amount of all Capital Markets Indebtedness referred to

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herein reaches or exceeds US$ 50,000,000 (or its equivalent in any other currency or currencies); or
(B) any Capital Markets Indebtedness of the Issuer or any Material Subsidiary is not paid when due and payable after expiration of any applicable grace period and the aggregate amount of all Capital Markets Indebtedness referred to herein reaches or exceeds US$ 50,000,000 (or its equivalent in any other currency or currencies).
(iv)the Issuer or any Material Subsidiary suspends its payments in their entirety or announces its inability to meet its financial obligations;
(v)a competent court opens insolvency proceedings against the Issuer or any Material Subsidiary which is not dismissed or stayed within 60 days after the commencement thereof, or the Issuer or any Material Subsidiary institutes such a proceeding;
(vi)the Issuer ceases all or substantially all of its business operations or sells or otherwise transfers all or substantially all of its assets to third parties (except for any Subsidiary); or
(vii)the Issuer is wound up, unless this is effected in connection with a merger or another form of amalgamation with another company or in connection with a restructuring, and the other or the new company assumes all obligations of the Issuer arising under the Bonds.
The right to declare Bonds due will terminate if the situation giving rise to it has been cured before such right is exercised.
(b)Any notice declaring Bonds due in accordance with § 12(a) will be made by means of a declaration in text form in the German or English language to the Principal Paying Agent in accordance with the rules and procedures of the Clearing System. Evidence that such Bondholder at the time of such notice is a holder of the relevant Bonds shall be attached to the declaration. Such evidence can be provided by means of a certificate of the Custodian or in any other appropriate manner.
(c)In the event specified in § 12(a)(ii) or § 12(a)(iii), any notice declaring Bonds due shall, unless at the time such notice is received any of the Events of Default specified in § 12(a)(i) or § 12(a)(iv)-(vii) has occurred, become effective only when the Principal Paying Agent has received such default notices from the Bondholders representing at least 25 per cent. of the aggregate principal amount of the Bonds then outstanding.
(d)Termination notices received by the Principal Paying Agent after 4:00 p.m. (Frankfurt time) only become effective on the immediately succeeding Business Day.
§ 13    Paying Agents, Conversion Agents and Calculation Agent
(a)Deutsche Bank AG will be the principal paying agent (the "Principal Paying Agent", and together with any additional paying agent appointed by the Issuer in accordance with § 13(b), the "Paying Agents"). Deutsche Bank AG will be the principal conversion agent (the "Principal Conversion Agent", and together with any additional conversion agent appointed by the Issuer in accordance with
§ 13(b), the "Conversion Agents").
The address of the specified offices of the Principal Paying Agent and the Principal Conversion Agent is:
Deutsche Bank Aktiengesellschaft, Taunusanlage 12, 60325 Frankfurt am Main, Federal Republic of Germany, Attention: Trust & Agency Services

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Conv-Ex Advisors Limited, 30 Crown Place, London EC2A 4EB, United Kingdom, will be the calculation agent (the "Calculation Agent" and together with the Paying Agents and the Conversion Agents, the "Agents").
In no event will the specified office of any Agent be within the United States.
(b)The Issuer will procure that there will be a Principal Paying Agent, a Principal Conversion Agent and a Calculation Agent at all times. The Issuer is entitled to appoint other banks of international standing as Paying Agents or Conversion Agents, or, in the case of the Calculation Agent only, a bank of international standing or a financial adviser with relevant expertise. Furthermore, the Issuer is entitled to terminate the appointment of any Agent. In the event of such termination or such Agent being unable or unwilling to continue to act as Agent in the relevant capacity, the Issuer will appoint another bank of international standing as Paying Agent or Conversion Agent, or, in the case of the Calculation Agent only, a bank of international standing or a financial adviser with relevant expertise. Such appointment or termination will be published as soon as practicable in accordance with § 14, or should this not be possible, be published in another appropriate manner.
(c)All determinations, calculations and adjustments made by any Agent will be made in conjunction with the Issuer and will, in the absence of manifest error, be conclusive in all respects and binding upon the Issuer and all Bondholders.
Each Agent may engage the advice or services of any lawyers or other experts whose advice or services it deems necessary and may rely upon any advice so obtained. No Agent will incur any liability as against the Issuer or the Bondholders in respect of any action taken, or not taken, or suffered to be taken, or not taken, in accordance with such advice in good faith.
(d)Each Agent acting in such capacity, acts only as agent of, and upon request from, the Issuer. There is no agency or fiduciary relationship between any Agent and the Bondholders (only in the case of the Principal Conversion Agent except with respect to the execution of the conversion of the Bonds), and no Agent shall incur any liability as against the Bondholders or any other Agent.
(e)If the Issuer appoints an Independent Expert in accordance with these Terms and Conditions, § 13(c) and (d) shall apply mutatis mutandis to the Independent Expert.
§ 14 Notices
(a)The Issuer will, subject to § 17(f), publish all notices concerning the Bonds on its homepage (www.qiagen.com). Any such notice will be deemed to have been given when so published by the Issuer.
(b)If the Bonds are listed on any stock exchange at the initiative of the Issuer, and the rules of that stock exchange so require, all notices concerning the Bonds will be made in accordance with the rules of the stock exchange on which the Bonds are listed.
(c)In addition, the Issuer will deliver all notices concerning the Bonds to the Clearing System for communication by the Clearing System to the Bondholders.
(d)A notice effected in accordance with § 14(a) to (c) above will be deemed to be effected on the date on which the first such communication is, or is deemed to be, effective.
§ 15 Issue of Additional Bonds
The Issuer reserves the right from time to time without the consent of the Bondholders to issue additional Bonds with identical terms (save for, inter alia, the issue date and the interest commencement date), so that the same will be consolidated, form a single issue with and increase the

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aggregate principal amount of these Bonds. The term "Bonds" will, in the event of such increase, also comprise such additionally issued Bonds.
§ 16    Presentation Period
The period for presentation of the Bonds pursuant to § 801(1) sentence 1 BGB will be 10 years.
§ 17 Amendments to the Terms and Conditions, by resolution of the Bondholders; Joint Representative
(a)Amendment of the Terms and Conditions. The Issuer may amend the Terms and Conditions with the consent of a majority resolution of the Bondholders pursuant to § 5 et seqq. of the German Act on Issues of Debt Securities (Gesetz über Schuldverschreibungen aus Gesamtemissionen), as amended (the "SchVG"). In particular, the Bondholders may consent to amendments which materially change the substance of the Terms and Conditions, including such measures as provided for under § 5 paragraph 3 SchVG by resolutions passed by such majority of the votes of the Bondholders as stated under § 17(b) below. A duly passed majority resolution shall be binding equally upon all Bondholders. There will be no amendment of the Terms and Conditions without the Issuer's consent.
(b)Majority. Except as provided by the following sentence and provided that the quorum requirements are being met, the Bondholders may pass resolutions by simple majority of the voting rights participating in the vote. Resolutions which materially change the substance of the Terms and Conditions, in particular in the cases of § 5 paragraph 3 numbers 1 through 9 SchVG or relating to material other matters may only be passed by a majority of at least 75 per cent. of the voting rights participating in the vote (a "Qualified Majority").
(c)Passing of resolutions. The Bondholders can pass resolutions in a meeting (Gläubigerversammlung) in accordance with § 5 et seqq. SchVG or by means of a vote without a meeting (Abstimmung ohne Versammlung) in accordance with § 18 and § 5 et seqq. SchVG.
(i)Attendance at the meeting and exercise of voting rights is subject to the Bondholders' registration. The registration must be received at the address stated in the convening notice no later than the third day preceding the meeting. As part of the registration, Bondholders must provide evidence of their eligibility to participate in the vote by means of a special confirmation of the Custodian in accordance with § 18(d)(i)(A) and (B) hereof in text form and by submission of a blocking instruction by the Custodian stating that the relevant Bonds are not transferable from and including the day such registration has been sent until and including the stated end of the meeting.
(ii)Together with casting their vote, Bondholders must provide evidence of their eligibility to participate in the vote without a meeting by means of a special confirmation of the Custodian in accordance with § 18(d)(i)(A) and (B) hereof in text form and by submission of a blocking instruction by the Custodian stating that the relevant Bonds are not transferable from and including the day such vote has been cast until and including the day the voting period ends.
(d)Second Meeting. If it is ascertained that no quorum exists for the meeting in accordance with § 17(c)(i) or the vote without a meeting in accordance with § 17(c)(ii), in case of a meeting the chair (Vorsitzender) may convene a second meeting in accordance with § 18(4) sentence 2 and § 15 paragraph 3 sentence 2 SchVG or in case of a vote without a meeting the scrutineer (Abstimmungsleiter) may convene a second meeting within the meaning of § 15 paragraph 3 sentence 3 SchVG. Attendance at the second meeting and exercise of voting rights is subject to the Bondholders' registration. The provisions set out in § 17(c)(i) shall apply mutatis mutandis to Bondholders' registration for a second meeting.

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(e)Bondholders' Representative. The Bondholders may by majority resolution provide for the appointment or dismissal of a bondholders' representative (the "Bondholders' Representative"), the duties and responsibilities and the powers of such Bondholders' Representative, the transfer of the rights of the Bondholders to the Bondholders' Representative and a limitation of liability of the Bondholders' Representative. Appointment of a Bondholders' Representative may only be passed by a Qualified Majority if such Bondholders' Representative is to be authorized to consent, in accordance with § 17(b) hereof, to a material change in the substance of the Terms and Conditions or other material matters.
(f)Publication. Any notices concerning this § 17 shall be made exclusively pursuant to the provisions of the SchVG.
§ 18    Final Clauses
(a)The form and content of the Bonds and the rights of the Bondholders and the obligations of the Issuer, including the choice of forum clause below, will in all respects be governed by the laws of the Federal Republic of Germany.
(b)Place of performance is Frankfurt am Main, Federal Republic of Germany.
(c)To the extent legally permitted, the courts of Frankfurt am Main, Federal Republic of Germany will have jurisdiction for any action or other legal proceedings arising out of or in connection with the Bonds. This is subject to any exclusive court of venue for specific legal proceedings in connection with the SchVG.
(d)Any Bondholder may in any proceedings against the Issuer or to which the Bondholder and the Issuer are parties protect and enforce in its own name the rights arising under the Bonds on the basis of:
(i)a certificate issued by the Custodian
(A)stating the full name and address of the Bondholder;
(B)specifying the aggregate principal amount of Bonds credited on the date of such statement to such Bondholder's securities accounts maintained with the Custodian; and
(C)confirming that the Custodian has given a notice to the Clearing System and the Principal Paying Agent containing the information specified in (A) and (B) and bearing acknowledgements of the Clearing System and the relevant account holder in the Clearing System; as well as
(ii)a copy of the Global Bond, certified as being a true copy by a duly authorized officer of the Clearing System or the Principal Paying Agent.

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Annex B
Form of Global Bond

THIS GLOBAL BOND AND THE SHARES TO BE DELIVERED UPON THE CONVERSION OF THE BONDS HAVE NOT AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS GLOBAL BOND NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD WITHIN THE UNITED STATES OF AMERICA OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE. THE GLOBAL BOND MAY NOT BE CONVERTED INTO SHARES BY OR ON BEHALF OF A PERSON LOCATED WITHIN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
ISIN: DE000A3L06J9
Common Code: 289817557 German Securities Code (WKN): A3L06J
QIAGEN N.V.
with corporate seat (statutaire zetel) in Venlo, The Netherlands

(the "Issuer")
GLOBAL BEARER BOND
representing
up to USD [•] million
(in words: [•] million US dollars)
Convertible Bonds due 2031
convertible into ordinary registered shares of QIAGEN N.V.,
divided into bearer bonds in the principal amount of USD 200,000 each and ranking pari passu among themselves.
This global bearer bond (the "Global Bond") represents convertible bonds of the Issuer in the aggregate principal amount of up to USD [●], divided into Bonds in the principal amount of USD 200,000 each (the "Bonds"), and having the provisions specified, in the Terms and Conditions as annexed hereto. Definitive bonds representing the Bonds will not be issued. References in this Global Bond to the "Terms and Conditions" shall be to the Terms and Conditions as annexed hereto. Words and expressions defined or set out in the Terms and Conditions shall have the same meaning when used in this Global Bond.
The Issuer, subject to and in accordance with the Terms and Conditions, agrees to pay to the bearer of this Global Bond for on-payment to the Bondholders any sums payable in respect thereof under the Terms and Conditions.
The Issuer, subject to and in accordance with the Terms and Conditions, undertakes to deliver to the Bondholders upon conversion ordinary registered shares of the Issuer.
This Global Bond shall be deposited with Clearstream Banking AG, Frankfurt am Main ("Clearstream Frankfurt"), and is issued exclusively for the purpose of being held in safe custody by or for the account of Clearstream Frankfurt.

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Clearstream Frankfurt is authorised to reduce the principal amount of this Global Bond by the aggregate of the principal amounts of the Bonds in relation to which the conversion has been exercised or which have been redeemed and cancelled. The relevant number of Bonds which are represented by this Global Bond will result from the relevant current electronic data documentation of Clearstream Frankfurt.
This Global Bond is governed by, and shall be construed in accordance with, German law.
This Global Bond will only be valid if it bears the handwritten signatures of two duly authorised representatives of the Issuer and the control signature of a person duly authorised by Deutsche Bank Aktiengesellschaft.
Venlo, [●] September 2024
QIAGEN N.V.

By:	By:
(Authorised Signatory)	(Authorised Signatory)

Authentication Signature (without liability, warranty or recourse):
(Authorised Signatory)

[The Terms and Conditions must be annexed hereto.]

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Annex C
Form of standard Conversion Notice for the Bonds

ISIN DE000A3L06J9 WKN A3L06J COMMON CODE 289817557
QIAGEN N.V.
with corporate seat (statutaire zetel) in Venlo, The Netherlands

(the "Issuer")
USD [•] million Convertible Bonds due 2031
(the "Bonds")
When completed, the holder of the Bonds shall deliver this Conversion Notice to its custodian bank (Depotbank) (the "Custodian") for further processing.
The Custodian shall forward the Conversion Notice by facsimile to be confirmed in writing or delivered in writing to the Principal Conversion Agent at the offices specified below:
To:
Deutsche Bank Aktiengesellschaft Attention: Frankfurt Corpactions Taunusanlage 12
60325 Frankfurt am Main Federal Republic of Germany
Tel:    + 49 69 910 30819
Fax:    + 49 69 910 38672
Email: frankfurt.corpactions@db.com; earlyredemptions.desk@db.com (the "Principal Conversion Agent")
Failure to deliver properly and completely this Conversion Notice (in the determination of the Principal Conversion Agent) may result in this Conversion Notice being treated as null and void. Expressions defined in the terms and conditions of the Bonds (the "Terms and Conditions") shall bear the same meaning herein.
I/We*, the Account Holder(s) specified in paragraph 1 below, being the Account Holder(s) of the Bond(s) referred to above, hereby exercise the right under the Bond(s) to convert such Bond(s) into ordinary registered shares in the Issuer (the "Shares") as more fully set forth in § 8 and § 9 of the Terms and Conditions.
1Name(s), Date of birth, Address(es) and domicile (in case of legal persons) of Account Holder(s)
Name:    ................................................................................................
Date of birth:    ................................................................................................
Address (including fax number
and email address):    ................................................................................................

_____________________________
* Delete as appropriate.

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................................................................................................
2Aggregate principal amount of Bonds to be converted:
Total number of Bonds to be
converted    ................................................................................................
3Instructions to the Custodian
(a)I/We* hereby irrevocably authorise and instruct the Custodian to:
debit the principal amount of Bond(s) referred to above from the Account referred to below on the Conversion Date in relation to Bond(s) being converted held through Clearstream Banking AG ("Clearstream Frankfurt") or a participant thereof; and
debit the account referred to below with an amount equal to the costs and expenses referred to in 3(b) of this Conversion Notice and to pay such amount to the Principal Conversion Agent, respectively, in immediately available funds.
Name:    ................................................................................................
Account:    ................................................................................................
(b)Undertaking to pay stamp duty and other similar taxes

I/We* hereby undertake to pay all costs and expenses and any applicable stamp duty, stamp duty reserve tax and/or other similar taxes or duties due by reason of the conversion of the Bonds referred to in the Terms and Conditions and I/we* hereby authorise the Issuer to deduct any costs and expenses and any such taxes or duties from any amount payable by the Issuer to the Bondholder in connection with the conversion of such Bonds.
4Settlement of the Conversion Right
I/We* irrevocably instruct the Principal Conversion Agent to make arrangements to (i) deliver the relevant number of Settlement Shares on behalf of the Issuer to the following securities account, and (ii) transfer the Cash Conversion Amount and any other cash sum I/we* are entitled to receive pursuant to the Terms and Conditions to the following US dollar denominated cash account, each with a bank or other financial intermediary.
The securities account to which the Settlement Shares should be transferred to has the following details.
Name:     ………..................................................................
Address:     ………..................................................................
………..................................................................
Account No.:    ………..................................................................
Bank Sort Code:    ………..................................................................
The US dollar denominated cash account to which any sum of cash should be transferred to has the following details.
Name:    ………..................................................................
Address:    ………..................................................................

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………..................................................................
IBAN:    ………..................................................................
BIC:    ………..................................................................
5Power of attorney for the Principal Conversion Agent
I/We* herewith grant power of attorney to the Principal Conversion Agent to represent me/us* in accordance with the instructions contained in the Conversion Notice in any way whatsoever in connection with the conversion of the Bonds. The Principal Conversion Agent is hereby granted exemption from the restrictions of § 181 of the German Civil Code (Bürgerliches Gesetzbuch) and any similar restrictions of the applicable laws of other countries in connection with the exercise of the Conversion Rights.
6Representations
I/We* hereby represent and warrant that the Bonds referred to above are free from all liens, charges, encumbrances and other third party rights.
7Certification of beneficial ownership by non-U.S. Persons
I/We* hereby represent and warrant that I/we* am/are* not, and* I/we* am/are* not exercising the Conversion Right on behalf of, a U.S. Person (as that term is defined in Regulation S under the U.S. Securities Act of 1933, as amended). I/We* certify that such Conversion Right is being exercised outside the United States (as such term is defined in Regulation S under the U.S. Securities Act of 1933, as amended).
8Authorisation of production in proceedings
I/We* hereby authorise the production of this Conversion Notice in any administrative or legal proceedings instituted in connection with the Bond(s) to which this Conversion Notice relates.

Signed:    Date:
Account Holder or authorised representative

Copies: one (1) to be retained by the Account Holder

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Annex D
Form of Conditional Conversion Notice for the Bonds

ISIN DE000A3L06J9 WKN A3L06J    COMMON CODE 289817557
QIAGEN N.V.
with corporate seat (statutaire zetel) in Venlo, The Netherlands

(the "Issuer")
USD [•] million Convertible Bonds due 2031
(the "Bonds")
When completed, the holder of the Bonds shall deliver this Conditional Conversion Notice to its custodian bank (Depotbank) (the "Custodian") for further processing.
The Custodian shall forward the Conversion Notice by facsimile to be confirmed in writing or delivered in writing to the Principal Conversion Agent at the offices specified below:
To:
Deutsche Bank Aktiengesellschaft Attention: Frankfurt Corpactions Taunusanlage 12
60325 Frankfurt am Main Federal Republic of Germany

Tel:    + 49 69 910 30819
Fax:    + 49 69 910 38672
Email: frankfurt.corpactions@db.com; earlyredemptions.desk@db.com (the "Principal Conversion Agent")
Failure to deliver properly and completely this Conditional Conversion Notice (in the determination of the Principal Conversion Agent) may result in this Conditional Conversion Notice being treated as null and void. Expressions defined in the terms and conditions of the Bonds (the "Terms and Conditions") shall bear the same meaning herein.
I/We*, the Account Holder(s) specified in paragraph 1 below, being the Account Holder(s) of the Bond(s) referred to above, hereby exercise the right under the Bond(s) to convert such Bond(s) into ordinary registered shares in the Issuer (the "Shares") as more fully set forth in § 8 and § 9 of the Terms and Conditions.
1Name(s), Date of birth, Address(es) and domicile (in case of legal persons) of Account Holder(s)
Name:    ................................................................................................
Date of birth:    ................................................................................................
Address (including fax number
and email address):    ................................................................................................

_____________________________
* Delete as appropriate.

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2Aggregate principal amount of Bonds to be converted:
Total number of Bonds to be
converted    ................................................................................................
3Instructions to the Custodian
(a)I/We* hereby irrevocably authorise and instruct the Custodian to:
debit the principal amount of Bond(s) referred to above from the Account referred to below on the Conversion Date in relation to Bond(s) being converted held through Clearstream Banking AG ("Clearstream Frankfurt") or a participant thereof; and
debit the account referred to below with an amount equal to the costs and expenses referred to in 3(b) of this Conversion Notice and to pay such amount to the Principal Conversion Agent, respectively, in immediately available funds.
Name:    ................................................................................................
Account:    ................................................................................................
(b)Undertaking to pay stamp duty and other similar taxes

I/We* hereby undertake to pay all costs and expenses and any applicable stamp duty, stamp duty reserve tax and/or other similar taxes or duties due by reason of the conversion of the Bonds referred to in the Terms and Conditions and I/we* hereby authorise the Issuer to deduct any costs and expenses and any such taxes or duties from any amount payable by the Issuer to the Bondholder in connection with the conversion of such Bonds.
4Instruction in case of a non-occurrence of an Acceptance Event
I/We* hereby irrevocably authorise and instruct the Principal Conversion Agent to redeliver the Bonds, if no Acceptance Event occurs.
Name:    …………………………………………………………. Securities Deposit Account:    …………………………………………………………. or
Nominee at a participant / account
holder of the Clearing System:    ………………………………………………………….

Securities Deposit Account:    ………………………………………………………….
5Settlement of the Conversion Right
I/We* irrevocably instruct the Principal Conversion Agent to make arrangements to (i) deliver the relevant number of Settlement Shares on behalf of the Issuer to the following securities account, and (ii) transfer the Cash Conversion Amount and any other cash sum I/we* are entitled to receive pursuant to the Terms and Conditions to the following US dollar denominated cash account, each with a bank or other financial intermediary.

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The securities account to which the Settlement Shares should be transferred to has the following details.
Name:    ………..................................................................
Address:    ………..................................................................
………..................................................................
Account No.:    ………..................................................................
Bank Sort Code:    ………..................................................................
The US dollar denominated cash account to which any sum of cash should be transferred to has the following details.
Name:    ………..................................................................
Address:    ………..................................................................
………..................................................................
IBAN:    ………..................................................................
BIC:    ………..................................................................
6Power of attorney for the Principal Conversion Agent
I/We* herewith grant power of attorney to the Principal Conversion Agent to represent me/us* in accordance with the instructions contained in the Conversion Notice in any way whatsoever in connection with the conversion of the Bonds. The Principal Conversion Agent is hereby granted exemption from the restrictions of § 181 of the German Civil Code (Bürgerliches Gesetzbuch) and any similar restrictions of the applicable laws of other countries in connection with the exercise of the Conversion Rights.
7Representations
I/We* hereby represent and warrant that the Bonds referred to above are free from all liens, charges, encumbrances and other third party rights.
8Certification of beneficial ownership by non-U.S. Persons
I/We* hereby represent and warrant that I/we* am/are* not, and* I/we* am/are* not exercising the Conversion Right on behalf of, a U.S. Person (as that term is defined in Regulation S under the U.S. Securities Act of 1933, as amended). I/We* certify that such Conversion Right is being exercised outside the United States (as such term is defined in Regulation S under the U.S. Securities Act of 1933, as amended).
9Authorisation of production in proceedings
I/We* hereby authorise the production of this Conversion Notice in any administrative or legal proceedings instituted in connection with the Bond(s) to which this Conversion Notice relates.

Signed:    Date:
Account Holder or authorised representative
Copies: one (1) to be retained by the Account Holder

3202808770

Signature Pages
to the Agency Agreement
This Agency Agreement has been entered into on the date first stated above.
QIAGEN N.V.

/s/ Roland Sackers	/s/ Melanie Prang
By: Roland Sackers	By: Melanie Prang
Managing Director, CFO	VP Head of Global Treasury and Insurances

_________________________________________________________________________________

S-1

DEUTSCHE BANK AKTIENGESELLSCHAFT

/s/ Bernd Birck	/a/ Soren Lindequist
By: Bernd Birck, Vice President	By: Soren Lindequist, Vice President

_________________________________________________________________________________

S-2

CONV-EX ADVISORS LIMITED

/s/ Francois Cormier	/s/ Jan Stodieck
By: Francois Cormier, Executive Director	By: Jan Stodieck, Vice President

_________________________________________________________________________________

S-3